Exhibit 10.17

BENEFIT PLAN	What Your Plan Covers and How Benefits are Paid

Prepared Exclusively for Booz Allen Hamilton

Officer’s Comprehensive Medical and Dental Choice Plans
Aetna Life Insurance Company
Booklet-Certificate
This Booklet-Certificate is part of the Group Insurance Policy between Aetna Life Insurance Company and the Policyholder

Table of Contents

Preface	1
Coverage for You and Your Dependents	1
Health Expense Coverage	1
Treatment Outcomes of Covered Services
When Your Coverage Begins	2
Who Can Be Covered	2
Employees
Eligible Classes
Obtaining Coverage for Dependents
How and When to Enroll	3
Initial Enrollment in the Plan
How and When to Enroll	3
Initial Enrollment in the Plan
Late Enrollment
Special Enrollment Periods
When Your Coverage Begins	5
Your Effective Date of Coverage
Your Dependent’s Effective Date of Coverage
How Your Medical Plan Works	7
Common Terms	7
About Your Comprehensive Medical Plan	7
Using the Plan
Cost Sharing
Emergency and Urgent Care	8
In Case of a Medical Emergency
Coverage for Emergency Medical Conditions
In Case of an Urgent Condition
Coverage for an Urgent Condition
Follow-Up Care After Treatment of an
Emergency or Urgent Medical Condition
Requirements For Coverage	10
What The Plan Covers	11
Comprehensive Medical Plan	11
Wellness	11
Routine Physical Exams
Preventative Health Care Services Expenses
Routine Cancer Screenings
Early Intervention Services
Family Planning Services
Bone Mineral Density Measurement or Test,
Drug and Devices
Vision Care Services
Limitations
Hearing Exam
Physician Services	15
Physician Visits
Surgery
Anesthetics
Hospital Expenses	15
Room and Board
Other Hospital Services and Supplies
Outpatient Hospital Expenses
Coverage for Emergency Medical Conditions
Coverage for Urgent Conditions
Alternatives to Hospital Stays	17
Outpatient Surgery and Physician Surgical
Services
Birthing Center
Ambulatory Care
Home Health Care
Private Duty Nursing
Skilled Nursing Facility
Hospice Care
Other Covered Health Care Expenses	21
Acupuncture
Ambulance Service
Diagnostic and Preoperative Testing	22
Outpatient Diagnostic Lab Work and
Radiological Services
Outpatient Preoperative Testing
Durable Medical and Surgical Equipment (DME)	23
Experimental or Investigational Treatment	23
Pregnancy Related Expenses	24
Prescription Drugs	24
Prosthetic Devices	25
Hearing Aids
Benefits After Termination of Coverage
Short-Term Rehabilitation Therapy Services	26
Cardiac and Pulmonary Rehabilitation Benefits
Outpatient Cognitive Therapy, Physical Therapy,
Occupational Therapy and Speech Therapy
Rehabilitation Benefits
Reconstructive or Cosmetic Surgery and Supplies	27
Reconstructive Breast Surgery
Specialized Care	29
Chemotherapy
Radiation Therapy Benefits
Outpatient Infusion Therapy Benefits
Diabetic Equipment, Supplies and Education	30
Treatment of Infertility	31
Advanced Reproductive Technology (ART)
Benefits
Jaw Joint Disorder Treatment	33
Enteral Formulas	34
Treatment of Mental Disorders
Alcoholism and Substance Abuse
Oral and Maxillofacial Treatment (Mouth, Jaws and Teeth)	35
Medical Plan Exclusions	36
Your Pharmacy Benefit	37
How the Pharmacy Plan Works	37
Getting Started: Common Terms	37
Accessing Pharmacies and Benefits	38
Accessing Network Pharmacies and Benefits

Emergency Prescriptions
Availability of Providers
Cost Sharing for Network Benefits
When You Use an Out-of-Network Pharmacy
Cost Sharing for Out-of-Network Benefits
Pharmacy Benefit	39
Retail Pharmacy Benefits
Mail Order Pharmacy Benefits
Self-Injectable Drugs — Specialty Pharmacy
Network Benefits
Other Covered Expenses
Pharmacy Benefit Limitations
Pharmacy Benefit Exclusions
How Your Aetna Dental Plan Works	44
Understanding Your Aetna Dental Plan	44
Getting Started: Common Terms	44
About the comprehensive Dental Plan	44
Getting an Advance Claim Review	45
When to Get an Advance Claim Review
What The Plan Covers	45
Comprehensive Dental Plan
Schedule of Benefits for the Comprehensive
Dental Plan
Dental Care Schedule
Comprehensive Dental Expense Coverage Plan
Rules and Limits That Apply to the Dental Plan	48
Replacement Rule
Tooth Missing but Not Replaced Rule
Alternate Treatment Rule
Coverage for Dental Work Begun Before You
Are Covered by the Plan
Coverage for Dental Work Completed After
Termination of Coverage
Jaw Joint Disorder Treatment Rule
What The Comprehensive Dental Plan Does Not
Cover	49
When Coverage Ends	51
When Coverage Ends For Employees
Your Proof of Prior Medical Coverage
When Coverage Ends for Dependents
Continuation of Coverage	52
Continuing Health Care Benefits
Handicapped Dependent Children
Extension of Benefits	53
Coverage for Health Benefits
COBRA Continuation of Coverage	54
Continuing Coverage through COBRA
Who Qualifies for COBRA
Disability May Increase Maximum Continuation to 29 Months
Determining Your Premium Payments for
Continuation Coverage
When You Acquire a Dependent During a
Continuation Period
When Your COBRA Continuation Coverage
Ends
Conversion from a Group to an Individual Plan
Converting to an Individual Medical Insurance
Policy	56
Eligibility
Features of the Conversion Policy
Limitations
Electing an Individual Conversion Policy
Your Premiums and Payments
When an Individual Policy Becomes Effective
Coordination of Benefits — What Happens When There is More Than One Health Plan	59
When Coordination of Benefits Applies	59
Which Plan Pays First	59
How Coordination of Benefits Work	60
Right To Receive And Release Needed
Information
Facility of Payment
Right of Recovery
When You Have Medicare Coverage	61
Which Plan Pays First	61
How Coordination With Medicare Works	61
General Provisions	63
Type of Coverage	63
Physical Examinations	63
Legal Action	63
Confidentiality	63
Additional Provisions	63
Assignments	64
Misstatements	64
Incontestability	64
Recovery of Overpayments	64
Health Coverage
Reporting of Claims	65
Payment of Benefits	65
Records of Expenses	65
Contacting Aetna	65
Reinstatement after Your Dental Coverage
Terminates	66
Effect of Benefits Under Other Plans	66
Effect of An Health Maintenance Organization
Plan (HMO Plan) On Coverage
Effect of Prior Coverage — Transferred Business	66
Glossary *	68

*	Defines the Terms Shown in Bold Type in the Text of This Document.

Preface (GR-9N 02-005-01)
Aetna Life Insurance Company (ALIC) is pleased to provide you with this Booklet-Certificate. Read this Booklet-Certificate carefully. The plan is underwritten by Aetna Life Insurance Company of Hartford, Connecticut (referred to as Aetna).
This Booklet-Certificate is part of the Group Insurance Policy between Aetna Life Insurance Company and the Policyholder. The Group Insurance Policy determines the terms and conditions of coverage. Aetna agrees with the Policyholder to provide coverage in accordance with the conditions, rights, and privileges as set forth in this Booklet-Certificate. The Policyholder selects the products and benefit levels under the plan. A person covered under this plan and their covered dependents are subject to all the conditions and provisions of the Group Insurance Policy.
The Booklet-Certificate describes the rights and obligations of you and Aetna, what the plan covers and how benefits are paid for that coverage. It is your responsibility to understand the terms and conditions in this Booklet-Certificate. Your Booklet-Certificate includes the Schedule of Benefits and any amendments or riders.
If you become insured, this Booklet-Certificate becomes your Certificate of Coverage under the Group Insurance Policy, and it replaces and supersedes all certificates describing similar coverage that Aetna previously issued to you.

Group Policyholder:	Booz Allen Hamilton
Group Policy Number:	GP-800105
Effective Date:	January 1, 2010
Issue Date:	December 21, 2009
Booklet-Certificate Number:	1

Ronald A. Williams
Chairman, Chief Executive Officer and President

Aetna Life Insurance Company
(A Stock Company)
Coverage for You and Your Dependents (GR-9N 02-005-01)
Health Expense Coverage
Benefits are payable for covered health care expenses that are incurred by you or your covered dependents while coverage is in effect. An expense is “incurred” on the day you receive a health care service or supply.
Coverage under this plan is non-occupational. Only non-occupational injuries and non-occupational illnesses are covered.
Refer to the What the Plan Covers section of the Booklet-Certificate for more information about your coverage.
Treatment Outcomes of Covered Services
Aetna is not a provider of health care services and therefore is not responsible for and does not guarantee any results or outcomes of the covered health care services and supplies you receive. Except for Aetna RX Home Delivery LLC, providers of health care services, including hospitals, institutions, facilities or agencies, are independent contractors and are neither agents nor employees of Aetna or its affiliates.

When Your Coverage Begins	Who Can Be Covered
(GR-9N 29-005-01-NY)
How and When to Enroll

When Your Coverage Begins
Throughout this section you will find information on who can be covered under the plan, how to enroll and what to do when there is a change in your life that affects coverage. In this section, “you” means the employee.
Who Can Be Covered
Employees
To be covered by this plan, the following requirements must be met:
•	You will need to be in an “eligible class”, as defined below; and

•	You will need to meet the “eligibility date criteria” described below.
Eligible Classes
You are in an eligible class if:
•	You are a regular full-time employee, as defined by your employer.
Determining When You Become Eligible
You become eligible for the plan on your eligibility date, which is determined as follows.
On the Effective Date of the Plan
If you are in an eligible class on the effective date of this plan, your coverage eligibility date is the effective date of the plan.
After the Effective Date of the Plan
If you are hired after the effective date of this plan, your coverage eligibility date is the date you are hired.
If you enter an eligible class after the effective date of this plan, your coverage eligibility date is the date you enter the eligible class.
Obtaining Coverage for Dependents (GR-9N 29-010 02)
Your dependents can be covered under your plan. You may enroll the following dependents:

•	Your legal spouse; or

•	Your domestic partner who meets the rules set by your employer; and

•	Your dependent children.
Aetna will rely upon your employer to determine whether or not a person meets the definition of a dependent for coverage under the plan. This determination will be conclusive and binding upon all persons for the purposes of this plan.
Coverage for Domestic Partner (GR-9N 29-010 01-NY)
To be eligible for coverage, you and your domestic partner will need to complete and sign a Declaration of Domestic Partnership.

Coverage for Dependent Children (GR-9N 29-010 02) (GR-9N 29-010-HRPA)
To be eligible, a dependent child must be:

•	Unmarried; and

•	Under 23 years of age; not working full time, and who can qualify as dependents under the provision of the IRS.
An eligible dependent child includes:

•	Your biological children;

•	Your stepchildren;

•	Your legally adopted children;

•	Your foster children, including any children placed with you for adoption;

•	Any children for whom you are responsible under court order;

•	Your grandchildren in your court-ordered custody; and

•	Any other child who lives with you in a parent-child relationship.
Coverage for a handicapped child may be continued past the age limits shown above. See Handicapped Dependent Children for more information.
Important Reminder
Keep in mind that you cannot receive coverage under the plan as:

•	Both an employee and a dependent; or

•	A dependent of more than one employee.
How and When to Enroll (GR-9N 29-015 03 NY)
Initial Enrollment in the Plan
You will be provided with plan benefit and enrollment information when you first become eligible to enroll. To complete the enrollment process, you will need to provide all requested information for yourself and your eligible dependents.
You will need to enroll within 31 days of your eligibility date. Otherwise, you may be considered a Late Enrollee. If you miss the enrollment period, you will not be able to participate in the plan until the next annual enrollment period, unless you qualify under a Special Enrollment Period, as described below.
Newborns are automatically covered for 31 days after birth. To continue coverage after 31 days, you will need to complete a change form and return it to your employer within the 31-day enrollment period.
How and When to Enroll (GR-9N 29-015 03 NY)
Initial Enrollment in the Plan
You will be provided with plan benefit and enrollment information when you first become eligible to enroll. To complete the enrollment process, you will need to provide all requested information for yourself and your eligible dependents.
You will need to enroll within 31 days of your eligibility date.
Newborns are automatically covered for 31 days after birth. To continue coverage after 31 days, you will need to complete a change form and return it to your employer within the 31-day enrollment period.

Late Enrollment
If you do not enroll during the Initial Enrollment Period, or a subsequent annual enrollment period, you and your eligible dependents may be considered Late Enrollees and coverage may be deferred until the next annual enrollment period. If, at the time of your initial enrollment, you elect coverage for yourself only and later request coverage for your eligible dependents, they may be considered Late Enrollees.
You must return your completed enrollment form before the end of the next annual enrollment period.
Late Enrollees are subject to the Preexisting Condition Limitation.
However, you and your eligible dependents may not be considered Late Enrollees under the circumstances described in the “Special Enrollment Periods” section below.
Special Enrollment Periods
You will not be considered a Late Enrollee if you qualify under a Special Enrollment Period as defined below. If one of these situations applies, you may enroll before the next annual enrollment period.
Loss of Other Health Care Coverage
You or your dependents may qualify for a Special Enrollment Period if:

•	You did not enroll yourself or your dependent when you first became eligible or during any subsequent annual enrollments because, at that time:
—	You or your dependents were covered under other creditable coverage; and

—	You refused coverage and stated, in writing, at the time you refused coverage that the reason was that you or your dependents had other creditable coverage, but such written statement is required only if your employer requires the statement and gives you notice of the requirement, and the notice explains the consequence of failing to provide such statement; and

•	You or your dependents are no longer eligible for other creditable coverage because of one of the following:
—	The end of your employment;

—	A reduction in your hours of employment (for example, moving from a full-time to part-time position);

—	The ending of the other plan’s coverage;

—	Death;

—	Divorce or legal separation;

—	Employer contributions toward that coverage have ended;

—	COBRA coverage ends;

—	the employer’s decision to stop offering the group health plan to the eligible class to which you belong;

—	cessation of a dependent’s status as an eligible dependent as such is defined under this Plan; or

—	you or your dependents have reached the lifetime maximum of another Plan for all benefits under that Plan.

•	You will need to enroll yourself or a dependent for coverage within 31 days of when other creditable coverage ends. Evidence of termination of creditable coverage must be provided to Aetna. If you do not enroll during this time, you will need to wait until the next annual enrollment period.
New Dependents
You and your dependents may qualify for a Special Enrollment Period if:

•	You did not enroll when you were first eligible for coverage; and

•	You later acquire a dependent, as defined under the plan, through marriage, birth, adoption, or placement for adoption; and

•	You elect coverage for yourself and your dependent within 31 days of acquiring the dependent.

Your spouse or child who meets the definition of a dependent under the plan may qualify for a Special Enrollment Period if:

•	You did not enroll them when they were first eligible; and

•	You later elect coverage for them within 31 days of a court order requiring you to provide coverage.
You will need to report any new dependents by completing a change form, which is available from your employer. The form must be completed and returned to Aetna within 31 days of the change. If you do not return the form within 31 days of the change, you will need to make the changes during the next annual enrollment period. However, coverage for a newborn child will be provided from the date you give notice to Aetna.
If You Adopt a Child
Your plan will cover a child who is placed for adoption. This means you have taken on the legal obligation for total or partial support of a child whom you plan to adopt.
Your plan will provide coverage for a child who is placed with you for adoption if:

•	The child meets the plan’s definition of an eligible dependent on the date he or she is placed for adoption; and

•	You request coverage for the child in writing within 31 days of the placement.

•	Proof of placement will need to be presented to Aetna prior to the dependent enrollment.

•	Any coverage limitations for a pre-existing condition will not apply to a child placed with you for adoption provided that the placement occurs on or after the effective date of your coverage.
When You Receive a Qualified Child Support Order
A Qualified Medical Child Support Order (QMCSO) is a court order requiring a parent to provide health care coverage to one or more children. A Qualified Domestic Relations Support Order (QDRSO) is a court order requiring a parent to provide dependent’s health insurance coverage to one or more children. Your plan will provide coverage for a child who is covered under a QMCSO or a QDRSO, if:

•	The child meets the plan’s definition of an eligible dependent; and

•	You request coverage for the child in writing within 31 days of the court order.
Coverage for the dependent will become effective on the date of the court order. Any coverage limitations for a pre-existing condition will not apply, as long as you submit a written request for coverage within the 31-day period.
If you do not request coverage for the child within the 31-day period, Aetna will nevertheless provide the coverage for the child and for you, if necessary, regardless of whether you request coverage within the 31 days or not.
Under a QMCSO or QDRSO, if you are the non-custodial parent, the custodial parent may file claims for benefits. Benefits for such claims will be paid to the custodial parent.
When Your Coverage Begins (GR N S 29-025 01 NY)
Your Effective Date of Coverage
Your coverage takes effect on:

•	The date you are eligible for coverage;

•	If you are considered a late enrollee, on the first day of the first calendar month following the end of the late entrant enrollment period during which you elect coverage.

Your Dependent’s Effective Date of Coverage
Your dependent’s coverage takes effect on the same day that your coverage becomes effective, if you have enrolled them in the plan by then.
If any dependent is considered a late enrollee, coverage will take effect on the first day of the first calendar month following the end of the late entrant period during which you elect coverage for such dependent.

How Your Medical Plan Works (GR-9N 08-005 01 NY)	Common Terms

Accessing Providers
It is important that you have the information and useful resources to help you get the most out of your Aetna medical plan. This Booklet-Certificate explains:
•	Definitions you need to know;

•	How to access care, including procedures you need to follow;

•	What expenses for services and supplies are covered and what limits may apply;

•	What expenses for services and supplies are not covered by the plan;

•	How you share the cost of your covered services and supplies; and

•	Other important information such as eligibility, complaints and appeals, termination, continuation of coverage, and general administration of the plan.
Important Notes
•	Unless otherwise indicated, “you” refers to you and your covered dependents.

•	Your health plan pays benefits only for services and supplies described in this Booklet-Certificate as covered expenses that are medically necessary.

•	This Booklet-Certificate applies to coverage only and does not restrict your ability to receive health care services that are not or might not be covered benefits under this health plan.

•	Store this Booklet-Certificate in a safe place for future reference.
Common Terms (GR-9N 08-010-01) (GR-9N 08-005 01 NY)
Many terms throughout this Booklet-Certificate are defined in the Glossary section at the back of this document. Defined terms appear in bolded print. Understanding these terms will also help you understand how your plan works and provide you with useful information regarding your coverage.
About Your Comprehensive Medical Plan (GR-9N 08-015 01 NY)
This Aetna medical plan is designed to cover a range of medical services and supplies for the treatment of illness and injury expenses. It does not provide benefits for all medical care.
The plan will pay for covered expenses up to the maximum benefits shown in this Booklet-Certificate. Coverage is subject to all the terms, policies and procedures outlined in this Booklet-Certificate. Not all medical expenses are covered under the plan. Exclusions and limitations apply to certain medical services, supplies and expenses. Refer to the What the Plan Covers, Exclusions, Limitations and Schedule of Benefits sections to determine if medical services are covered, excluded, or limited.
Using the Plan
•	When you need medical care, you can directly access physicians, hospitals and other health care providers of your choice for covered services and supplies under the plan.

•	You will receive notification of what the plan has paid toward your covered expenses. It will indicate any amounts you owe towards your deductible, payment percentage or other non-covered expenses you have incurred. You may elect to receive this notification by e-mail, or through the mail. Call or e-mail Member Services if you have questions regarding your statement.
Important Note
Failure to precertify will result in a reduction of benefits under this Booklet-Certificate. Please refer to the Understanding Precertification section for information on how to request precertification.
Cost Sharing
Important Note:
You share in the cost of your care. Cost Sharing amounts and provisions are described in the Schedule of Benefits.
•	You must satisfy any applicable deductibles before the plan begins to pay benefits.

•	After you satisfy any applicable deductible, you will be responsible for any applicable coinsurance for covered expenses that you incur. You will be responsible for your coinsurance up to the coinsurance limit applicable to your plan.

•	Your coinsurance will be based on the recognized charge. If the health care provider you select charges more than the recognized charge, you will be responsible for any expenses above the recognized charge.

•	Once you satisfy the coinsurance limit, the plan will pay 100% of the covered expenses that apply toward the limit for the rest of the Calendar Year. Certain designated out-of-pocket expenses may not apply to the coinsurance limit. Refer to your Schedule of Benefits section for information on what expenses do not apply to the limit and specific dollar limits that apply to your plan.

•	The plan will pay for covered expenses, up to the maximums shown in the What the Plan Covers or Schedule of Benefit sections. You are responsible for any expenses incurred over the maximum limits outlined in the What the Plan Covers or Schedule of Benefits sections.
Emergency and Urgent Care (GR-9N-27-005-01)
You have coverage 24 hours a day, 7 days a week, anywhere inside or outside the plan’s service area, for:
•	An emergency medical condition; or

•	An urgent condition.
In Case of a Medical Emergency
When emergency care is necessary, please follow the guidelines below:
•	Seek the nearest emergency room, or dial 911 or your local emergency response service for medical and ambulatory assistance. If possible, call your physician provided a delay would not be detrimental to your health.

•	After assessing and stabilizing your condition, the emergency room should contact your physician to obtain your medical history to assist the emergency physician in your treatment.

•	If you are admitted to an inpatient facility, notify your physician as soon as reasonably possible.

•	Please refer to the Schedule of Benefits for specific details about the plan.
Coverage for Emergency Medical Conditions
Refer to Coverage for Emergency Medical Conditions in the What the Plan Covers section.

Important Reminder
With the exception of Urgent Care described below, if you visit a hospital emergency room for a non-emergency condition, the plan will pay a reduced benefit, as shown in the Schedule of Benefits. No other plan benefits will pay for non-emergency care in the emergency room.
In Case of an Urgent Condition (GR-9N-27-010-01)
Call your physician if you think you need urgent care. Physicians usually provide coverage 24 hours a day, including weekends and holidays for urgent care. You may contact any physician or urgent care provider, for an urgent care condition if you cannot reach your physician.
If it is not feasible to contact your physician, please do so as soon as possible after urgent care is provided. If you need help finding an urgent care provider you may call Member Services at the toll-free number on your I.D. card, or you may access Aetna’s online provider directory at www.aetna.com.
Coverage for an Urgent Condition
Refer to Coverage for Urgent Medical Conditions in the What the Plan Covers section.
Follow-Up Care After Treatment of an Emergency or Urgent Medical Condition
Follow-up care is not considered an emergency or urgent condition and is not covered as part of any emergency or urgent care visit. Once you have been treated and discharged, you should contact your physician for any necessary follow-up care.
For coverage purposes, follow-up care is treated as any other expense for illness or injury. If you access a hospital emergency room for follow-up care, your expenses will not be covered and you will be responsible for the entire cost of your treatment. Refer to your Schedule of Benefits for cost sharing information applicable to your plan.
To keep your out-of-pocket costs lower, your follow-up care should be provided by a physician.
Important Notice
Follow up care, which includes (but is not limited to) suture removal, cast removal and radiological tests such as x-rays, should not be provided by an emergency room facility.

Requirements For Coverage (GR-9N S-09-005- 01 NY)
To be covered by the plan, services and supplies and prescription drugs must meet all of the following requirements:
1.	The service or supply or prescription drug must be covered by the plan. For a service or supply or prescription drug to be covered, it must:
•	Be included as a covered expense in this Booklet-Certificate;

•	Not be an excluded expense under this Booklet-Certificate. Refer to the Exclusions sections of this Booklet-Certificate for a list of services and supplies that are excluded;

•	Not exceed the maximums and limitations outlined in this Booklet-Certificate. Refer to the What the Plan Covers section and the Schedule of Benefits for information about certain expense limits; and

•	Be obtained in accordance with all the terms, policies and procedures outlined in this Booklet-Certificate.
2.	The service or supply or prescription drug must be provided while coverage is in effect. See the Who Can Be Covered, How and When to Enroll, When Your Coverage Begins, When Coverage Ends and Continuation of Coverage sections for details on when coverage begins and ends.

What The Plan Covers (GR-9N 11-005 01 NY)	Wellness

Physician Services

Hospital Expenses

Other Medical Expenses
Comprehensive Medical Plan
Many preventive and routine medical expenses as well as expenses incurred for a serious illness or injury are covered. This section describes which expenses are covered expenses. Only expenses incurred for the services and supplies shown in this section are covered expenses. Limitations and exclusions apply.
Wellness
Routine Physical Exams
Covered expenses include charges made by your physician for routine physical exams for person’s age 19 or more. A routine exam is a medical exam given by a physician for a reason other than to diagnose or treat a suspected or identified illness or injury, and also includes:
•	Radiological services, X-rays, lab and other tests given in connection with the exam; and

•	Immunizations for infectious diseases and the materials for administration of immunizations as recommended by the Advisory Committee on Immunization Practices of the Department of Health and Human Services, Center for Disease Control; and

•	Testing for Tuberculosis.
Covered expenses for children from birth through age 18 also include:
•	An initial hospital check up and well child visits in accordance with the prevailing clinical standards of the American Academy of Pediatric Physicians.
Unless specified above, not covered under this benefit are charges for:
•	Services which are covered to any extent under any other part of this plan;

•	Services which are for diagnosis or treatment of a suspected or identified illness or injury;

•	Exams given during your stay for medical care;

•	Services not given by a physician or under his or her direction;

•	Psychiatric, psychological, personality or emotional testing or exams;
Important Reminder
Refer to the Schedule of Benefits for details about any applicable deductibles, coinsurance, benefit maximums and frequency and age limits for physical exams.
Preventive Health Care Services Expenses (GR 9 NS 11-005 01 NY)
This plan will pay for charges for preventive health care services provided in connection with a routine physical exam of a dependent child under 23 years of age, as follows. These charges are not subject to deductible or any lifetime maximum benefit. These services may be provided in a hospital or physician’s office.

An initial hospital checkup and well-child visits scheduled in accordance with the prevailing standards of a national association of pediatric physicians designated by the New York State commissioner of health.
At each visit, services in accordance with the prevailing clinical standards of the designated association, including:
•	A medical history;

•	a complete physical examination;

•	developmental assessment;

•	anticipatory guidance;

•	appropriate immunizations;

•	laboratory tests.
All necessary immunizations recommended by the Advisory Committee on Immunizations Practices of the U.S. Public Health Service and the Department of Health of The State of New York, and in accordance with the minimum benefits mandated by the State of New York.
Not covered are charges for:
•	Services which are covered to any extent under any other part of the plan;

•	Services for diagnosis or treatment of a suspected or identified illness or disease;

•	Medicines or drugs;

•	Appliances, equipment or supplies;

•	Premarital exams; dental exams; hearing exams; or exams related in any way to employment.
Routine Cancer Screenings
The plan will pay for charges incurred for routine cancer screening, as follows:
Mammograms:
•	Upon recommendation of a physician, a mammogram at any age for females having a history of breast cancer or who have a first degree relative with a prior history of breast cancer;

•	A single baseline mammogram for covered females aged 35 through 39; and

•	An annual mammogram for covered females aged 40 or older.
Two gynecological exams, including Pap smear, per calendar year.
The following coverage for diagnostic screening of prostatic cancer:
•	Standard diagnostic tests, including but not limited to a digital rectal exam and one prostate specific antigen (PSA) test per calendar year, at any age for males having a prior history of prostate cancer; and

•	An annual standard diagnostic examination, including but not limited to a digital rectal examination and a prostate specific antigen test for males age 50 or more who are asymptomatic and for males age 40 or more with a family history of prostate cancer or other prostate cancer risk factors.
Fecal occult blood test, sigmoidoscopy, colonoscopy, double contrast barium enema.
Any age limits shown above do not apply to any person who is at high risk for the cancer being screened.

Early Intervention Services Expenses
The plan will pay the following charges even though they may not be incurred in connection with an injury or disease. Benefits are payable on the same basis as any other sickness. They are included only for a dependent child:
•	Until September 1 of the calendar year in which the child attains the age of 3 years; if the child is born between January 1 and August 31 of that calendar year.

•	Until January 2 of the calendar year following the calendar year the child attains the age of 3 years; if the child is born between September 1 and December 31 of the preceding calendar year.
The dependent child must be certified by the New York Department of Health as eligible to participate in the Early Intervention Program. You must submit proof of such qualification with the initial claim.
Early Intervention Services Expenses
These are the charges incurred for Early Intervention Services.
Early Intervention Services: These are services, designed to offer a comprehensive array of educational, developmental, health and social services to eligible infants, children and their families as specified in program regulations. They include, but are not limited to, the following:
•	Speech and language therapy given in connection with a speech impairment resulting from a congenital abnormality, disease or injury.

•	Occupational or physical therapy expected to result in significant improvement of a body function impaired by a congenital abnormality, disease or injury.

•	Clinical psychological tests or treatment.

•	Skilled nursing services, on a part-time or intermittent basis, given by an R.N. or by an L.P.N.
Benefits paid for early intervention services will not be applied against any maximum lifetime or annual limits specified in this Booklet-Certificate. However, visit limitations and other terms and conditions of the Booklet-Certificate will continue to apply to early intervention services. Visits used for Early Intervention Services will not reduce the number of visits otherwise available under the coverage for such services.
Family Planning Services (GR-9N 11-005 01 NY)
Covered expenses include charges for certain contraceptive and family planning services, even though not provided to treat an illness or injury. Refer to the Schedule of Benefits for any frequency limits that apply to these services, if not specified below.
Contraception Services
Covered expenses include charges for contraceptive services and supplies provided on an outpatient basis, including:
•	Contraceptive drugs and contraceptive devices prescribed by a physician provided they have been approved by the Federal Drug Administration;

•	Related outpatient services such as:
—	Consultations;

—	Exams;

—	Procedures; and

—	Other medical services and supplies.
Not covered are:
•	Charges for services which are covered to any extent under any other part of the Plan or any other group plans sponsored by your employer; and

•	Charges incurred for contraceptive services while confined as an inpatient.

Other Family Planning
Covered expenses include charges for family planning services, including:
•	Voluntary sterilization.

•	Voluntary termination of pregnancy.
The plan does not cover the reversal of voluntary sterilization procedures, including related follow-up care.
Also see section on pregnancy and infertility related expenses on a later page.
Bone Mineral Density Measurement or Test, Drug and Devices (GR-9N 11-085-NY)
Covered expenses include charges incurred for bone mineral density measurements or tests, including drugs and devices, for individuals(a) meeting the criteria under the federal Medicare program or the National Institutes of Health; or (b) previously diagnosed as having osteoporosis or a family history of osteoporosis; or (c) with symptoms or conditions indicative of the presence or of significant risk of osteoporosis; or (d) on a prescribed drug regimen posing a significant risk of osteoporosis; or (e) with lifestyle factors to such a degree posing a significant risk of osteoporosis; or (f) with such age, gender and/or other physiological characteristics which pose a significant risk for osteoporosis.
Bone mineral density measurements or tests, drugs and devices include those covered under the federal Medicare program as well as those in accordance with the criteria of the National Institutes of Health, including dual energy X-ray absoptiometry.
Vision Care Services (GR-9N 11-010 -01)
Covered expenses include charges made by a legally qualified ophthalmologist or optometrist for the following services:
•	Routine eye exam: The plan covers expenses for a complete routine eye exam that includes refraction and glaucoma testing. A routine eye exam does not include a contact lens exam. The plan covers charges for one routine eye exam in any Calendar Year.
Limitations
Coverage is subject to any applicable Calendar Year deductibles, copays and coinsurance percentages shown in your Schedule of Benefits.
Hearing Exam (GR-9N 11-015-01)
Covered expenses include charges for an audiometric hearing exam if the exam is performed by:
•	A physician certified as an otolaryngologist or otologist; or

•	An audiologist who:
—	Is legally qualified in audiology; or

—	Holds a certificate of Clinical Competence in Audiology from the American Speech and Hearing Association (in the absence of any applicable licensing requirements); and

—	Performs the exam at the written direction of a legally qualified otolaryngologist or otologist.
The plan will not cover expenses for charges for more than one hearing exam per Calendar Year.
All covered expenses for the hearing exam are subject to any applicable deductible, copay and coinsurance shown in your Schedule of Benefits.

Physician Services (GR 9N S 11-20 01 NY)
Physician Visits
Covered medical expenses include charges made by a physician during a visit to treat an illness or injury. The visit may be at the physician’s office, in your home, in a hospital or other facility during your stay or in an outpatient facility. Covered expenses also include:
•	Immunizations for infectious disease;

•	Allergy testing, treatment and injections; and

•	Charges made by a qualified physician for a second surgical opinion on the need for surgery; and a second medical opinion by an appropriate specialist (including, but not limited to a specialist affiliated with a specialty care center for the treatment of cancer) in the event of a positive or negative diagnosis of cancer; or a recurrence or cancer; or a recommendation of a course of treatment for cancer. The opinion may be rendered by either a network or a non-network specialist.
Surgery
Covered expenses include charges made by a physician for:
•	Performing your surgical procedure;

•	Pre-operative and post-operative visits; and

•	Consultation with another physician to obtain a second opinion prior to the surgery.
Anesthetics
Covered expenses include charges for the administration of anesthetics and oxygen by a physician, other than the operating physician, or Certified Registered Nurse Anesthetist (C.R.N.A.) in connection with a covered procedure.
Hospital Expenses (GR 9N S 11-030 01 NY)
Covered medical expenses include services and supplies provided by a hospital during your stay.
Room and Board
Covered expenses include charges for room and board provided at a hospital during your stay. Private room charges that exceed the hospital’s semi-private room rate are not covered unless a private room is required because of a contagious illness or immune system problem.
Room and board charges also include:
•	Services of the hospital’s nursing staff;

•	Admission and other fees;

•	General and special diets; and

•	Sundries and supplies.
Other Hospital Services and Supplies
Covered expenses include charges made by a hospital for services and supplies furnished to you in connection with your stay.
Covered expenses include hospital charges for other services and supplies provided, such as:
•	Ambulance services.

•	Physicians and surgeons.

•	Operating, cytoscopic and recovery rooms.

•	Intensive or special care facilities and equipment.

•	Administration of blood and blood products, but not the cost of the blood or blood products.

•	Radiation therapy, chemotherapy.

•	Speech therapy, physical therapy and occupational therapy.

•	Oxygen and oxygen therapy.

•	Radiological services, electrocardiographs, electroencephalographs, laboratory testing and diagnostic services.

•	Medications, sera, biological and vaccines.

•	Intravenous (IV) preparations, visualizing dyes.

•	Discharge planning.

•	Dressings and casts.
Outpatient Hospital Expenses Covered expenses include hospital charges made for:
•	Covered services and supplies provided by the outpatient department of a hospital;

•	Hospital services rendered within 24 hours after an accidental injury; and

•	X-ray and lab test in the outpatient department of the hospital, to the extent such services would be provided if an inpatient.
Important Reminders
The plan will only pay for nursing services provided by the hospital as part of its charge. The plan does not cover private duty nursing services as part of an inpatient hospital stay.
If a hospital or other health care facility does not itemize specific room and board charges and other charges, Aetna will assume that 40 percent of the total is for room and board charge, and 60 percent is for other charges.
(NOTE: The duration and any stay for patients undergoing a lymph node dissection or lumpectomy for treatment of breast cancer, or a mastectomy, will be as determined by the attending physician, in consultation with the patient.)
In addition to charges made by the hospital, certain physicians and other providers may bill you separately during your stay.
Refer to the Schedule of Benefits for any applicable deductible, copay and coinsurance and maximum benefit limits.
Coverage for Emergency Medical Conditions (GR-9N 11-035-01)
Covered expenses include charges made by a hospital or a physician for services provided in an emergency room to evaluate and treat an emergency medical condition.
The emergency care benefit covers:
•	Use of emergency room facilities;

•	Emergency room physicians services;

•	Hospital nursing staff services; and

•	Radiologists and pathologists services.
Please contact your physician after receiving treatment for an emergency medical condition.
Coverage for Urgent Conditions (GR-9N 11-035-01)
Covered expenses include charges made by a hospital or urgent care provider to evaluate and treat an urgent condition.

Your coverage includes:
•	Use of emergency room facilities;

•	Use of urgent care facilities;

•	Physicians services;

•	Nursing staff services; and

•	Radiologists and pathologists services.
Please contact physician after receiving treatment of an urgent condition.
If you visit an urgent care provider for a non-urgent condition, the plan will pay a reduced benefit, as shown in the Schedule of Benefits.
Alternatives to Hospital Stays (GR-9N 11-035-01)
Outpatient Surgery and Physician Surgical Services
Covered expenses include charges for services and supplies furnished in connection with outpatient surgery made by:
•	An office-based surgical facility of a physician or dentist;

•	A surgery center; or

•	The outpatient department of a hospital.
The surgery must meet the following requirements:
•	The surgery can be performed adequately and safely only in a surgery center or hospital and

•	The surgery is not normally performed in a physician’s or dentist’s office.
Important Note
Benefits for surgery services performed in a physician’s or dentist’s office are described under Physician Services benefits in the previous section.
The following outpatient surgery expenses are covered:
•	Services and supplies provided by the hospital, surgery center on the day of the procedure;

•	The operating physician’s services for performing the procedure, related pre- and post-operative care, and administration of anesthesia; and

•	Services of another physician for related post-operative care and administration of anesthesia. This does not include a local anesthetic.
Limitations
Not covered under this plan are charges made for:
•	The services of a physician or other health care provider who renders technical assistance to the operating physician.

•	A stay in a hospital.

•	Facility charges for office based surgery.

Birthing Center (GR-9N 11-045 01 NY)
Covered expenses include charges made by a birthing center for services and supplies related to your care in a birthing center for:
•	Prenatal care;

•	Delivery; and

•	Postpartum care within 48 hours after a vaginal delivery and 96 hours after a Cesarean delivery.
Limitations
Unless specified above, not covered under this benefit are charges:
•	In connection with a pregnancy for which pregnancy related expenses are not included as a covered expense.
See Pregnancy Related Expenses for information about other covered expenses related to maternity care.
Ambulatory Care
Covered expenses include charges incurred for ambulatory care in a hospital’s outpatient department of in a physician’s office. Ambulatory care includes: services for diagnostic X-rays; laboratory and pathological examinations; physical and radiation therapy; services and medications used for non-experimental cancer chemotherapy and cancer hormone therapy.
The services and supplies must be:
•	Related to and necessary for treatment or diagnosis of your illness or injury;

•	Ordered by a physician;

•	In the case of physical therapy, furnished for the same illness or injury for which you were hospitalized or for surgery (care must start no later than 6 months after discharge from the hospital or surgery and is limited to 365 days following surgery or discharge from the hospital).
Home Health Care (GR 9 NS 11-050 01 NY)
Covered expenses include charges for home health care services when ordered by a physician provided:
•	The charges are made by a home health care agency; and

•	The care is given under a home health care plan; and

•	The care is given to you in your home while you are homebound.
Home health care expenses include charges for:
•	Part-time or intermittent care by a R.N. or by a L.P.N.

•	Part-time intermittent home health aide services provided in conjunction with and in direct support of patient care.

•	Physical, occupational and speech therapy.

•	Medical supplies, prescription drugs and medications and lab services by or for a home health care agency to the extent they would have been covered under this plan if you been confined in a hospital or skilled nursing facility (as defined in Title XVIII of the Social Security Act).
Benefits for home health care visits are payable up to the Home Health Care Maximum. Each visit by a nurse or therapist is one visit. Each 4 hours of home health aide services is one visit.

Limitations
Unless specified above, not covered under this benefit are charges for:
•	Services or supplies that are not part of the Home Health Care Plan.
•	Services of a person who usually lives with you, or who is a member of your or your spouse’s or your domestic partner’s family.
•	Transportation.
•	Services that are for custodial care.
Important Reminders
The plan does not cover custodial care, even if care is provided by a nursing professional, and family member or other caretakers cannot provide the necessary care.
Refer to the Schedule of Benefits for details about any applicable home health care visit maximums.
Private Duty Nursing (GR-9N S-11-065-01)
Covered expenses include private duty nursing provided by a R.N. or L.P.N. if the person’s condition requires skilled nursing care and visiting nursing care is not adequate. However, covered expenses will not include private duty nursing for any shifts during a Calendar Year in excess of the Private Duty Nursing Care Maximum Shifts. Each period of private duty nursing of up to 8 hours will be deemed to be one private duty nursing shift.
The plan also covers skilled observation for up to one four-hour period per day, for up to 10 consecutive days following:
•	A change in your medication;
•	Treatment of an urgent or emergency medical condition by a physician;
•	The onset of symptoms indicating a need for emergency treatment;
•	Surgery;
•	An inpatient stay.
Limitations
Unless specified above, not covered under this benefit are charges for:
•	Nursing care that does not require the education, training and technical skills of a R.N. or L.P.N.
•	Nursing care assistance for daily life activities, such as:
—	Transportation;

—	Meal preparation;

—	Vital sign charting;

—	Companionship activities;

—	Bathing;

—	Feeding;

—	Personal grooming;

—	Dressing;

—	Toileting; and

—	Getting in/out of bed or a chair.
•	Nursing care provided for skilled observation.
•	Nursing care provided while you are an inpatient in a hospital or health care facility, provided the care can adequately be provided by the facility’s general nursing staff, if it were fully staffed.
•	A service provided solely to administer oral medicine, except where law requires a R.N. or L.P.N. to administer medicines.

Skilled Nursing Facility (GR-9N S-11-060-01 NY)
Covered expenses include charges made by a skilled nursing facility during your stay for the following services and supplies, up to the maximums shown in the Schedule of Benefits, including:
•	Room and board, up to the semi-private room rate. The plan will cover up to the private room rate if it is needed due to an infectious illness or a weak or compromised immune system;

•	Use of special treatment rooms;

•	Radiological services and lab work;

•	Physical, occupational, or speech therapy;

•	Oxygen and other gas therapy;

•	Other medical services and general nursing services usually given by a skilled nursing facility (this does not include charges made for private or special nursing, or physician’s services); and

•	Medical supplies.
Important Reminder
Refer to the Schedule of Benefits for details about any applicable skilled nursing facility maximums.
Limitations
Unless specified above, not covered under this benefit are charges for:
•	Charges made for the treatment of:
—	Drug addiction;

—	Alcoholism;

—	Senility;

—	Mental retardation; or

—	Any other mental illness; and
•	Daily room and board charges over the semi private rate.
Hospice Care (GR 9N S 11-070 01 NY)
Covered expenses include charges made by the following furnished to you for hospice care when given as part of a hospice care program.
Facility Expenses
The charges made by a hospital, hospice or skilled nursing facility for:
•	Room and Board and other services and supplies furnished during a stay for pain control and other acute and chronic symptom management; and

•	Services and supplies furnished to you on an outpatient basis.
Outpatient Hospice Expenses
Covered expenses include charges made on an outpatient basis by a Hospice Care Agency for:
•	Part-time or intermittent nursing care by a R.N. or L.P.N. for up to eight hours a day;
•	Part-time or intermittent home health aide services to care for you up to eight hours a day.
•	Medical social services under the direction of a physician. These include but are not limited to:
—	Assessment of your social, emotional and medical needs, and your home and family situation;

—	Identification of available community resources; and

—	Assistance provided to you to obtain resources to meet your assessed needs.
•	Physical and occupational therapy; and
•	Consultation or case management services by a physician;
•	Medical supplies.
•	Prescription drugs;

•	Dietary counseling; and
•	Psychological counseling.
Charges made by the providers below if they are not an employee of a Hospice Care Agency; and such Agency retains responsibility for your care:
•	A physician for a consultation or case management;
•	A physical or occupational therapist;
•	A home health care agency for:
—	Physical and occupational therapy;

—	Part time or intermittent home health aide services for your care up to eight hours a day;

—	Medical supplies;

—	Prescription drugs;

—	Psychological counseling; and

—	Dietary counseling.
Limitations
Unless specified above, not covered under this benefit are charges for:
•	Daily room and board charges over the semi-private room rate.
•	More than 5 visits for bereavement counseling.

•	Funeral arrangements.

•	Pastoral counseling.

•	Financial or legal counseling. This includes estate planning and the drafting of a will.

•	Homemaker or caretaker services. These are services which are not solely related to your care. These include, but are not limited to: sitter or companion services for either you or other family members; transportation; maintenance of the house.
•	Respite care. This is care furnished during a period of time when your family or usual caretaker cannot attend to your needs.
Important Reminders
Refer to the Schedule of Benefits for details about any applicable hospice care maximums.
Other Covered Health Care Expenses (GR-9N S-11-080 01 NY)
Acupuncture
The plan covers charges made for acupuncture services provided by a physician, if the service is performed:
•	As a form of anesthesia in connection with a covered surgical procedure; and
•	To treat an illness, injury or to alleviate chronic pain.
Important Reminder
Refer to the Schedule of Benefits for details about any applicable acupuncture benefit maximum.
Ambulance Service (GR 9 NS 11-080 01 NY)
Covered expenses include the following:

Emergency Transportation
Covered expenses include charges made by an ambulance service, issued a certificate to operate under the New York Public Health Law, for prehospital emergency medical services. Payment under the Plan will be payment in full for the services provided. An ambulance service that is so reimbursed by the Plan will not seek any reimbursement from, or have any recourse against you, except for the collection of copays, coinsurance or deductibles for which you are responsible under the Plan.
“Prehospital emergency medical services” means the prompt evaluation and treatment of an emergency medical condition, and/or non-airborne transportation of a covered person from the place where he or she is injured or stricken by illness to the hospital where treatment is given. If the person utilizes non-airborne emergency transportation, reimbursement will be based on whether a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of such transportation to result in (1) placing the health of the covered person affected with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others’ in serious jeopardy; (2) serious impairment to such covered person’s bodily functions; (3) serious dysfunction of any bodily organ or part of such covered person; or (4) serious disfigurement of such covered person.
Non-Emergency Transportation
Covered expenses include charges by a professional ambulance service for the necessary non-emergency transfer of a covered person via ground ambulance or a medical van.
Limitations
Not covered under this benefit are charges incurred to transport you:
•	If an ambulance service is not required by your physical condition; or
•	If the type of ambulance service provided is not required for your physical condition; or
•	By any form of transportation other than a professional ambulance service.
Diagnostic and Preoperative Testing (GR-9N S-11-085 01 NY)
Outpatient Diagnostic Lab Work and Radiological Services
Covered expenses include charges for radiological services, lab services, and pathology and other tests provided to diagnose an illness or injury. You must have definite symptoms that start, maintain or change a plan of treatment prescribed by a physician. The charges must be made by a physician, hospital or licensed radiological facility or lab.
Important Reminder
Refer to the Schedule of Benefits for details about any deductible, coinsurance and maximum that may apply to outpatient diagnostic testing, and lab and radiological services.
Outpatient Preoperative Testing
Prior to a scheduled covered surgery, covered expenses include charges made for tests performed by a hospital, surgery center, physician or licensed diagnostic laboratory provided the charges for the surgery are covered expenses and:
•	The test are related to your surgery, and the surgery takes place in a hospital or surgery center;
•	Reservations for a bed or for an operating room were made prior to the tests:
—	The test are completed within 7 days before your surgery;

—	The test are performed on an outpatient basis;

—	The test would be covered if you were an inpatient in a hospital;

—	The test are not repeated in or by the hospital or surgery center where the surgery will be performed;

—	Test results appear in your medical record kept by the hospital or surgery center where the surgery is performed.

Important Reminder
•	If your tests indicate that surgery should not be performed because of your physical condition, the plan will pay for the test, however surgery will not be covered.
Durable Medical and Surgical Equipment (DME) (GR 9 NS 11-090 01 NY)
Covered expenses include charges by a DME supplier for the rental of equipment or, in lieu of rental:
The initial purchase of DME if:
•	Long term care is planned; and
•	The equipment cannot be rented or is likely to cost less to purchase than to rent.
Repair of purchased equipment. Maintenance and repairs needed due to misuse or abuse are not covered.
Replacement of purchased equipment if:
•	The replacement is needed because of a change in your physical condition; and
•	It is likely to cost less to replace the item than to repair the existing item or rent a similar item.
The plan limits coverage to one item of equipment, for the same or similar purpose and the accessories needed to operate the item. You are responsible for the entire cost of any additional pieces of the same or similar equipment you purchase or rent for personal convenience or mobility.
Covered DME includes equipment, and the accessories needed to operate it, that is:
•	Made to withstand prolonged use;
•	Made for and mainly used in the treatment of an illness or injury;
•	Suited for use in the home;
•	Not normally of use to people who do not have an illness or injury;
•	Not for use in altering air quality or temperature; and
•	Not for exercise or training.
Durable medical and surgical equipment does not include equipment such as whirlpools, portable whirlpool pumps, sauna baths, massage devices, over bed tables, elevators, communication aids, vision aids and telephone alert systems.
Aetna reserves the right to limit the payment of charges up to the most cost efficient and least restrictive level of service or item which can be safely and effectively provided. The decision to rent or purchase is Aetna’s.
Important Reminder
Refer to the Schedule of Benefits for details about durable medical and surgical equipment deductible, coinsurance and benefit maximums.
Experimental or Investigational Treatment
Covered expenses include charges made for experimental or investigational drugs, devices, treatments or procedures, provided all of the following conditions are met:
•	You have been diagnosed with cancer or a condition likely to cause death within one year or less;
•	Standard therapies have not been effective or are inappropriate;
•	Aetna determines, based on at least two documents of medical and scientific evidence, that you would likely benefit from the treatment;

•	There is an ongoing clinical trial. You are enrolled in a clinical trial that meets these criteria:
•	The drug, device, treatment or procedure to be investigated has been granted investigational new drug (IND) or Group c/treatment IND status;

•	The clinical trial has passed independent scientific scrutiny and has been approved by an Institutional Review Board that will oversee the investigation;

•	The clinical trial is sponsored by the National Cancer Institute (NCI) or similar national organization (such as the Food & Drug Administration or the Department of Defense) and conforms to the NCI standards;

•	The clinical trial is not a single institution or investigator study unless the clinical trial is performed at an NCI-designated cancer center; and

•	You are treated in accordance with protocol.
Pregnancy Related Expenses (GR 9 N S 11-100 01 NY)
Covered expenses include charges made by a physician for pregnancy and childbirth services and supplies at the same level as any illness or injury. This includes prenatal visits, delivery and postnatal visits.
For inpatient care of the mother and newborn child, covered expenses include charges made by a Hospital for a minimum of:
•	48 hours after a vaginal delivery; and

•	96 hours after a cesarean section.

•	A shorter stay, if the attending physician, with the consent of the mother, discharges the mother or newborn earlier.
Covered expenses include parent education, assistance and training in breast or bottle feeding, and the performance of any necessary maternal and newborn clinical assessments.
If the mother is discharged earlier, the plan will pay for two post-delivery home visits by a health care provider. This will not be subject to any deductible or copay and will not count toward the maximum number of visits under the home health care benefit.
Covered expenses also include charges made by a birthing center as described under Alternatives to Hospital Care.
Note: Covered expenses also include services and supplies provided for circumcision of the newborn during the stay.
Prescription Drugs (GR-9N 11-110 01 NY)
Covered expenses include charges made for outpatient prescription drugs and insulin when prescribed in writing by a physician to treat an illness or injury. The plan covers both generic and brand-name prescription drugs.
Also covered will be charges for a prescription drug for the treatment of a certain type of cancer if the drug has been prescribed for treatment of a cancer for which it has not been approved by the federal Food and Drug Administration, but the drug is recognized for the treatment of the specific type of cancer in one of the standard reference compendia, or in medical literature.
Unless specified above, not covered under this benefit are charges for:
•	any outpatient prescription drug covered or excluded from coverage under Aetna’s prescription drug plan in accordance with the prescription drug coverage and exclusions sections of this Booklet-Certificate or any separately issued Booklet-Certificate.

Lifestyle/Performance Drugs
Coverage includes:
•	Sildenafil Citrate, phentolamine, apomorphine and alprostadil in oral, and topical (which includes, but is not limited to gels, creams, ointments and patches) forms; or any other form, internally or externally, are covered; regardless of medical necessity. Coverage includes: any prescription drug in oral or topical form, that is in a similar or identical class; has a similar or identical mode of action; or exhibits similar, or identical outcomes.

•	Coverage is limited to 6 pills, or other form; determined cumulatively among all forms for unit amounts; determined by Aetna to be similar in cost to: oral forms, per 30 day supply.
Prosthetic Devices (GR 9N S 11-110 01 NY)
Covered expenses include charges made for internal and external prosthetic devices and special appliances, if the device or appliance improves or restores body part function that has been lost or damaged by illness, injury or congenital defect. Covered expenses also include instruction and incidental supplies needed to use a covered prosthetic device.
The plan covers the first prosthesis you need that temporarily or permanently replaces all or part of a body part lost or impaired as a result of illness or injury or congenital defects as described in the list of covered devices below for an:
•	Internal body part or organ; or

•	External body part.
Covered expenses also include replacement of a prosthetic device if:
•	The replacement is needed because of a change in your physical condition; or normal growth or wear and tear; or

•	It is likely to cost less to buy a new one than to repair the existing one; or

•	The existing one cannot be made serviceable.
The list of covered devices includes but is not limited to:
•	An artificial arm, leg, hip, knee or eye;

•	Eye lens;

•	An external breast prosthesis and the first bra made solely for use with it after a mastectomy;

•	A breast implant after a mastectomy;

•	Ostomy supplies, urinary catheters and external urinary collection devices;

•	Speech generating device;

•	A cardiac pacemaker and pacemaker defibrillators; and

•	A durable brace that is custom made and fitted for you.
The plan will not cover expenses and charges for, or expenses related to:
•	Orthopedic shoes, therapeutic shoes, foot orthotics, or other devices to support the feet, unless required for the treatment of or to prevent complications of diabetes; or if the orthopedic shoe is an integral part of a covered leg brace; or

•	Trusses, corsets, and other support.
Hearing Aids (GR-9N-26-005-01)
Covered hearing care expenses include charges for electronic hearing aids (monaural and binaural), installed in accordance with a prescription written during a covered hearing exam.
Benefits are payable up to the hearing supply maximum listed in the Schedule of Benefits.

All covered expenses are subject to the hearing expense exclusions in this Booklet-Certificate and are subject to deductible(s), copayments or coinsurance listed in the Schedule of Benefits, if any.
Benefits After Termination of Coverage
Expenses incurred for hearing aids within 30 days of termination of the person’s coverage under this benefit section will be deemed to be covered hearing care expenses if during the 30 days before the date coverage ends:
•	The prescription for the hearing aid was written; and

•	The hearing aid was ordered.
Short-Term Rehabilitation Therapy Services (GR 9N-11-120 01 NY)
Covered expenses include charges for short-term therapy services when prescribed by a physician as described below up to the benefit maximums listed on the Schedule of Benefits. The services have to be performed by:
•	A licensed or certified physical, occupational or speech therapist;

•	A hospital, skilled nursing facility, or hospice facility;

•	A home health care agency; or

•	A physician.
Charges for the following short term rehabilitation expenses are covered:
Cardiac and Pulmonary Rehabilitation Benefits.
•	Cardiac rehabilitation benefits are available as part of an inpatient hospital stay. A limited course of outpatient cardiac rehabilitation is covered when following angioplasty, cardiovascular surgery, congestive heart failure or myocardial infarction.

•	Pulmonary rehabilitation benefits are available as part of an inpatient hospital stay. A limited course of outpatient pulmonary rehabilitation is covered for the treatment of reversible pulmonary disease states.
Outpatient Cognitive Therapy, Physical Therapy, Occupational Therapy and Speech Therapy Rehabilitation Benefits.
Coverage is subject to the limits, if any, shown on the Schedule of Benefits. Inpatient rehabilitation benefits for the services listed will be paid as part of your Inpatient Hospital and Skilled Nursing Facility benefits provision in this Booklet-Certificate:
•	Physical therapy is covered for non-chronic conditions and acute illnesses and injuries, provided the therapy expects to significantly improve, develop or restore physical functions lost or impaired as a result of an acute illness, injury or surgical procedure. Physical therapy does not include educational training or services designed to develop physical function.

•	Occupational therapy (except for vocational rehabilitation or employment counseling) is covered for non-chronic conditions and acute illnesses and injuries, provided the therapy expects to significantly improve, develop or restore physical functions lost or impaired as a result of an acute illness, injury or surgical procedure, or to relearn skills to significantly improve independence in the activities of daily living. Occupational therapy does not include educational training or services designed to develop physical function.

•	Speech therapy is covered for non-chronic conditions and acute illnesses and injuries and expected to restore the speech function or correct a speech impairment resulting from illness or injury; or for delays in speech function development as a result of a gross anatomical defect present at birth. Speech function is the ability to express thoughts, speak words and form sentences. Speech impairment is difficulty with expressing one’s thoughts with spoken words.

•	Cognitive therapy associated with physical rehabilitation is covered when the cognitive deficits have been acquired as a result of neurologic impairment due to trauma, stroke, or encephalopathy, and when the therapy is part of a treatment plan intended to restore previous cognitive function.
A “visit” consists of no more than one hour of therapy. Refer to the Schedule of Benefits for the visit maximum that applies to the plan. Covered expenses include charges for two therapy visits of no more than one hour in a 24-hour period.
The therapy should follow a specific treatment plan that:
•	Details the treatment, and specifies frequency and duration; and

•	Provides for ongoing reviews and is renewed only if continued therapy is appropriate.

•	Allows therapy services, provided in your home, if you are homebound.
Important Reminder
Refer to the Schedule of Benefits for details about the short term rehabilitation therapy maximum benefit.
Unless specifically covered above, not covered under this benefit are charges for:
•	Therapies for the treatment of delays in development, unless resulting from acute illness or injury, or congenital defects amenable to surgical repair (such as cleft lip/ palate), are not covered.

•	Any services which are covered expenses in whole or in part under any other group plan sponsored by an employer;

•	Any services unless provided in accordance with a specific treatment plan;

•	Services for the treatment of delays in speech development, unless resulting from: illness; injury; or congenital defect;

•	Services provided during a stay in a hospital, skilled nursing facility, or hospice facility except as stated above;

•	Services not performed by a physician or under the direct supervision of a physician;

•	Treatment covered as part of the Spinal Manipulation Treatment. This applies whether or not benefits have been paid under that section;

•	Services provided by a physician or physical, occupational or speech therapist who resides in your home; or who is a member of your family, or a member of your spouse’s family; or your domestic partner;

•	Special education to instruct a person whose speech has been lost or impaired, to function without that ability. This includes lessons in sign language.
Reconstructive or Cosmetic Surgery and Supplies (GR-9N 11-125 01 NY)
Covered expenses include charges made by a physician, hospital, or surgery center for reconstructive services and supplies, including:
•	Surgery to correct the result of an accidental injury provided the surgery occurs no more than 24 months after the injury. For a covered child, surgery will be covered up to age 18 or up to 24 months after the injury, whichever period is longer. Injuries that occur during surgical procedures or medical treatments are not considered accidental injuries, even if unplanned or unexpected.

•	Surgical implantation or attachment of covered prosthetic devices.

•	Surgery to correct a gross anatomical defect present at birth. The surgery will be covered if the defect results in severe facial disfigurement or significant functional impairment of a body part; and the purpose of the surgery is to improve function.

Reconstructive surgery which is incidental to or follows surgery for trauma, infection or other diseases of the involved part, or necessary due to a congenital disease or anomaly of a covered dependent child which has resulted in a functional defect.
Reconstructive Breast Surgery
Covered expenses include (i) reconstruction of the breast on which a mastectomy was performed, including an implant and areolar reconstruction. (ii) surgery on the other breast to make it symmetrical with the reconstructed breast; and (iii) physical therapy to treat complications of mastectomy, including lymph edema, in as manner determined by you and your attending physician.
Transgender (Sex Change) Surgery
Covered expenses include charges in connection with a medically necessary Transgender (Sex Change) Surgery as long as you or a covered dependent have obtained precertification from Aetna; and have met the following conditions:
•	You or your dependent is at least 18 years old; and

•	You or your dependent have met criteria for the diagnosis of true transsexualism including:
•	A life-long sense of belonging to the opposite sex and of having been born into the wrong sex, often since childhood;

•	A sense of estrangement from one’s own body; so that any evidence of one’s own biological sex is regarded as repugnant;

•	A desire to make his or her body as congruent as possible with the preferred sex through surgery and hormone treatment;

•	A stable transsexual orientation evidenced by a desire to be rid of one’s genitals; and to live in society as a member of the other sex for at least 2 years; (i.e. not limited to periods of stress);

•	There is no sexual arousal from cross-dressing;

•	There is an absence of physical inter-sex of genetic abnormality; and

•	This is not due to another biological, chromosomal or associated psychiatric disorder; such as schizophrenia.
•	You or your dependent must have completed a recognized program of transgender identity treatment; as evidenced by all of the following:
•	Has successfully lived and worked within the desired gender role full-time for at least 12 months (so-called real-life experience); without periods of returning to the original gender;

•	Unless medically contraindicated, has received at least 12 months of continuous hormonal sex change therapy recommended by a behavioral health provider; and carried out by an endocrinologist (which can be simultaneous with the real-life experience);

•	A behavioral health provider who has been acquainted with you or your dependent for at least 18 months recommends sex change surgery documented in the form of a written comprehensive evaluation;

•	A second concurring recommendation by another qualified behavioral health provider must be documented in the form of a written expert opinion; as long as one of the two behavioral health providers possess a doctoral degree (e.g., Ph.D., Ed.D., D.Sc., D.S.W., Psy.D., or M.D.);

•	Psychotherapy is not an absolute requirement for surgery unless the behavioral health provider’s initial assessment leads to a recommendation for psychotherapy that specifies the goals of treatment, estimates its frequency and duration throughout the real life experience (usually a minimum of 3 months);

•	For genital surgical sex change; you or your dependent has undergone a urological examination for the purpose of identifying and perhaps treating abnormalities of the genitourinary tract; since genital surgical sex change includes the invasion of, and the alteration of; the genitourinary tract (urological examination is not required for persons not undergoing genital change); and

•	You or your dependent have demonstrated an understanding of the proposed male-to-female or female-to-male sex change surgery with its attendant costs, required lengths of hospitalization, likely complications, and post surgical rehabilitation requirements of the planned surgery.
•	The covered person has obtained precertification from Aetna.
Covered expenses include:
•	Charges made by a physician for:
•	Performing the surgical procedure; and

•	Pre-operative and post-operative hospital, office and home visits.
•	Charges made by a hospital for inpatient and outpatient services (including outpatient surgery). Room and board charges in excess of the hospital’s semi-private rate will not be covered; unless a private room is ordered by your physician and precertification has been obtained.

•	Charges made by a Skilled Nursing Facility for inpatient services and supplies. Room and board charges in excess of the hospital’s semi-private rate will not be covered.

•	Charges made for the administration of anesthetics.

•	Charges for outpatient diagnostic laboratory and x-rays.

•	Charges for blood transfusion and the cost of unreplaced blood and blood products. Also included are the charges for collecting, processing and storage of self-donated blood after the surgery has been scheduled.
Important Reminders
No payment will be made for any covered expenses under this benefit unless they have been precertified by Aetna.
Refer to the Schedule of Benefits for details about deductibles, coinsurance, benefit maximums.
Specialized Care (GR-9N S-11-135 01 NY) (GR-9N 11-190-01)
Chemotherapy
Covered expenses include charges for chemotherapy treatment. Coverage levels depend on where treatment is received. In most cases, chemotherapy is covered as outpatient care. Inpatient hospitalization for chemotherapy is limited to the initial dose while hospitalized for the diagnosis of cancer and when a hospital stay is otherwise medically necessary based on your health status.
Radiation Therapy Benefits
Covered expenses include charges for the treatment of illness by x-ray, gamma ray, accelerated particles, mesons, neutrons, radium or radioactive isotopes.

Outpatient Infusion Therapy Benefits
Covered expenses include charges made on an outpatient basis for infusion therapy by:
•	A free-standing facility;

•	The outpatient department of a hospital; or

•	A physician in his/her office or in your home.
Infusion therapy is the intravenous or continuous administration of medications or solutions that are a part of your course of treatment. Charges for the following outpatient Infusion Therapy services and supplies are covered expenses:
•	The pharmaceutical when administered in connection with infusion therapy and any medical supplies, equipment and nursing services required to support the infusion therapy;

•	Professional services;

•	Total parenteral nutrition (TPN);

•	Chemotherapy;

•	Drug therapy (includes antibiotic and antivirals);

•	Pain management (narcotics); and

•	Hydration therapy (includes fluids, electrolytes and other additives).
Not included under this infusion therapy benefit are charges incurred for:
•	Enteral nutrition;

•	Blood transfusions
Coverage is subject to the maximums, if any, shown in the Schedule of Benefits.
Coverage for inpatient infusion therapy is provided under the Inpatient Hospital and Skilled Nursing Facility Benefits sections of this Booklet-Certificate.
Benefits payable for infusion therapy will not count toward any applicable Home Health Care maximums.
Important Reminder
Refer to the Schedule of Benefits for details on any applicable deductible, coinsurance and maximum benefit limits.
Services Provided by a Center for Eating Disorders
Covered expenses include charges made by a comprehensive care center for eating disorders to provide a coordinated, individualized plan of care for individuals with eating disorders, including all necessary non-institutional, institutional and practitioner services and treatments, from initial patient screening and evaluation to treatment , follow-up care and support.
Eating disorder includes, but is not limited to: conditions such as anorexia nervosa, bulimia and binge eating disorder, identified as such in the ICD-9-CM International Classification of Disease or the most current edition of the Diagnostic and Statistical Manual of Mental Disorders, or other medical and mental health diagnostic references generally accepted for standard use by the medical and mental health fields.
Diabetic Equipment, Supplies and Education (GR-9N 11-35 01 NY)
Covered expenses include charges for the following services, supplies, equipment and training for the treatment of diabetes:

Services
Diabetes self-management education given by a physician (or any other licensed health care provider), including information on proper diets. Coverage is limited to visits made upon diagnosis of diabetes, where a physician diagnoses a significant change in the patient’s symptoms or condition which requires changes in the patient’s self-management, or where reeducation or refresher education is necessary.
Supplies
•	Insulin;

•	Insulin pumps and accessories;

•	Syringes;

•	Injections aids for the visually impaired;

•	Test strips for glucose monitoring and visual reading and urine testing strips

•	Blood glucose monitors, including those for the visually impaired

•	Lancets;

•	Insulin infusion devices;

•	Oral agents for controlling blood sugar;

•	Cartridges for the visually impaired;

•	Prescribed oral medications whose primary purpose is to influence blood sugar;

•	Alcohol swabs;

•	Injectable glucagons;

•	Glucagon emergency kits;

•	Self-management training provided by a licensed health care provider certified in diabetes self-management training; and

•	Foot care to minimize the risk of infection.

•	Any additional equipment and related supplies as may be medically necessary for the treatment of diabetes.
End of Life Care
Covered expenses include charges incurred by a covered person who has been diagnosed with advanced cancer (with no hope of reversal of primary disease and fewer than 60 days to live, as certified the patient’s attending physician) for acute care services at an acute care facility specializing in the treatment of terminally ill patients. The person’s attending physician, in consultation with the medical director of such facility, must determine that the patient’s care would be appropriately provided by such facility. The facility must be licensed pursuant to New York State’s public health law, or by the state in which it is located.
In the event Aetna disagrees with the admission of or provision or continuation of care of the covered person by the facility, and Aetna initiates an expedited external appeal, such admission of, provision of, or continuation of the care by the facility will not be denied, and Aetna continue to provide coverage until a decision is rendered. The decision will be binding on all parties.
Treatment of Infertility (GR-9N 11-135 01 NY)
Basic Infertility Services
The plan will include charges made by a physician to diagnose and treat a correctable medical condition where the medical condition results in infertility.
Comprehensive Infertility Services
The plan covers charges made for hospital, surgical and medical care which would correct malformation, disease or dysfunction resulting in infertility. The infertility must not be caused by voluntary sterilization of either one of the partners (with or without surgical reversal); or a hysterectomy.

Covered expenses will include, but are not limited to, the following services or supplies:
•	Ovulation induction;

•	Artificial insemination;

•	Ultrasound;

•	Post-coital test;

•	Hysterosalpinogram;

•	Laparoscopy;

•	Sono-hysterogram;

•	Blood tests;

•	Endometrial biopsy;

•	Hysteroscopy;

•	Semen analysis;

•	Testis biopsy; and

•	Prescription drugs.
Limitations
Not covered are charges for:
•	Purchases of donor sperm and any charges for the storage of any sperm;

•	The purchase of donor eggs and any charges associated with care of the donor required for donor egg retrieval, transfers or gestational carriers;

•	Charges associated with cryopreservation, or storage of cryopreserved embryos, including but not limited to office visits, hospital charges, ultrasounds and lab tests;

•	Reversal of elective sterilization;

•	Sex change procedures;

•	Cloning;

•	Gestational carrier programs (surrogate parenting) for you or the gestational carrier;

•	Prescription drugs used for the treatment of an excluded treatment or procedure, including injectable medications;

•	Home ovulation prediction kits;

•	In-vitro fertilization; gamete intrafallopian tube transfers; zygote intrafallopian tube transfers; and intracytoplasmic sperm injection;

•	Frozen embryo transfers; including thawing;

•	Procedures deemed experimental in accordance with the standards of the American Society for Reproductive Medicine;

•	Services and supplies obtained without precertification.
Important Reminder
Refer to the Schedule of Benefits for details about the copays, deductibles and maximums that apply to these services.
Advanced Reproductive Technology (ART) Benefits
Covered expenses include charges for advanced reproductive technology for the treatment of infertility, if all of the following tests are met:
•	A condition that is a demonstrated cause of infertility has been recognized by a gynecologist or infertility specialist.

•	The procedures are not performed during an inpatient stay in a hospital, or any other facility.

•	FSH levels are less than, or equal to, 19miU on day 3 of the menstrual cycle.

•	The infertility is not caused by voluntary sterilization of either one of the partners (with or without surgical reversal), or a hysterectomy.

•	A successful pregnancy cannot be attained through less costly treatment for which coverage is available under this Plan.
Covered expenses for ART include:
•	In-vitro fertilization (IVF);

•	Zygote intra-fallopian transfer (ZIFT);

•	Gamete intra-fallopian transfer (GIFT);

•	Cryopreserved embryo transfers;

•	Intracytoplasmic sperm injection (ICSI); or ovum microsurgery;

•	Care associated with a donor IVF program. This includes fertilization and culture;

•	Charges for obtaining the sperm of a covered partner are covered if both the man and the woman are covered by the plan.
All ART infertility services must be:
•	Precertified by Aetna’s Infertility Care Management Unit.
Important Reminder
Refer to the Summary of Coverage for details about the copays, deductibles and maximums that apply to these services.
Limitations
Not covered are charges for:
•	purchases of donor sperm and any charges for storage of any sperm;

•	the purchase of donor eggs and any charges associated with the care of the donor required for donor egg retrievals, transfers or gestational carriers;

•	charges associated with cryopreservation, or storage of cryopreserved embryos, including but not limited to, office visits, hospital charges, ultrasounds and lab tests;

•	Reversal of elective sterilization;

•	Charges for or related to artificial insemination;

•	Gestational carrier programs (surrogate parenting) for you or the gestational carrier;

•	Prescription drugs, including injectable infertility medications;

•	Home ovulation prediction kits;

•	Frozen embryo transfers, including thawing;

•	Services and supplies obtained without the necessary referrals, or claims authorizations from the Infertility Unit or the Patient Management Unit.
Important Reminder
Refer to the Schedule of Benefits for details about the copays, deductibles and maximums that apply to these services.
Jaw Joint Disorder Treatment (GR 9N 11-150 01 NY)
When the condition is determined to be medical in nature the plan covers charges made by a physician, hospital or surgery center for the diagnosis or surgical and non surgical treatment (not involving cutting) of jaw joint disorder.

A jaw joint disorder is defined as a painful condition:
•	Of the jaw joint itself, such as temporomandibular joint dysfunction (TMJ) syndrome; or

•	Involving the relationship between the jaw joint and related muscles and nerves such as myofacial pain dysfunction (MPD).
Unless specified above, not covered under this benefit are charges for non-surgical treatment of a jaw joint disorder.
Enteral Formulas (GR-9N S- 11-085-NY)
Covered expenses include charges incurred for enteral formulas for home use and modified solid food products that are low in protein or which contain protein, which are prescribed by a physician for the treatment of certain diseases which include, but are not limited to:
•	inherited diseases of amino acid or organic acid metabolism;

•	Crohn’s disease;

•	gastroesophageal reflux with failure to thrive;

•	disorders of gastrointestinal motility;

•	multiple, severe food allergies.
Treatment of Alcoholism, Substance Abuse and Mental Disorders
Covered expenses include charges made for the treatment of alcoholism, substance abuse and mental disorders by physicians and behavioral health providers.
Treatment of Mental Disorders (GR-9N 11-170 01 NY)
Covered expenses include charges made for the treatment of other mental disorders by behavioral health providers. In addition to meeting all other conditions for coverage, the treatment must meet the following criteria:
•	There is a written treatment plan prescribed and supervised by a behavioral health provider;

•	The plan includes follow-up treatment; and

•	The plan is for a condition that can favorably be changed.
Benefits are payable for charges incurred in a hospital, psychiatric hospital, residential treatment facility or behavioral health provider’s office for the treatment of mental disorders as follows:
Inpatient Treatment
Covered expenses include charges for room and board at the semi-private room rate, and other services and supplies provided during your stay in a hospital, psychiatric hospital or residential treatment facility. Inpatient benefits are payable only if your condition requires services that are only available in an inpatient setting.
Outpatient Treatment
Covered expenses include charges for treatment received while not confined as a full-time inpatient in a hospital, psychiatric hospital or residential treatment facility.
The plan covers partial hospitalization services (more than 4 hours, but less than 24 hours per day) provided in a facility or program for the intermediate short-term or medically-directed intensive treatment. The partial hospitalization will only be covered if you would need inpatient care if you were not admitted to this type of facility.
Important Reminder:
Inpatient care must be precertified by Aetna. Refer to the How the Plan Works section for more information about precertification.

Alcoholism and Substance Abuse (GR 9N 11-175 01 NY)
Covered expenses include charges made for the treatment of alcoholism and substance abuse by physicians and behavioral health providers. In addition to meeting all other conditions for coverage, the treatment must meet the following criteria:
The Schedule of Benefits shows the benefits payable and applicable benefit maximums for the treatment of alcoholism and substance abuse.
Inpatient
The plan covers room and board at the semi-private room rate and other services and supplies provided during your stay in a hospital or residential treatment facility, appropriately licensed by the State Department of Health or its equivalent.
Coverage includes detoxification and rehabilitation services.
Outpatient Treatment
The plan covers outpatient treatment of alcoholism or substance abuse.
Partial Confinement Treatment
Covered expenses include charges made for partial confinement treatment provided in a facility or program for the intermediate short-term or medically-directed intensive treatment of alcoholism or substance abuse.
The partial confinement treatment will only be covered if you would need a hospital stay if you were not admitted to this type of facility.
One day of partial confinement will count as one outpatient visit for the treatment of alcohol or substance abuse.
Oral and Maxillofacial Treatment (Mouth, Jaws and Teeth) (GR-9N 11-180-01)
Covered expenses include charges made by a physician, a dentist and hospital for:
•	Non-surgical treatment of infections or diseases of the mouth, jaw joints or supporting tissues.
Services and supplies for treatment of, or related conditions of, the teeth, mouth, jaws, jaw joints or supporting tissues, (this includes bones, muscles, and nerves), for surgery needed to:
•	Treat a fracture, dislocation, or wound.

•	Cut out cysts, tumors, or other diseased tissues.

•	Cut into gums and tissues of the mouth. This is only covered when not done in connection with the removal, replacement or repair of teeth.

•	Alter the jaw, jaw joints, or bite relationships by a cutting procedure when appliance therapy alone cannot result in functional improvement.
Hospital services and supplies received for a stay required because of your condition.
Dental work, surgery and orthodontic treatment needed to remove, repair, restore or reposition:
(a)	Natural teeth damaged, lost, or removed; or

(b)	Other body tissues of the mouth fractured or cut
due to injury.

Any such teeth must have been free from decay or in good repair, and are firmly attached to the jaw bone at the time of the injury.
The treatment must be completed in the Calendar Year of the accident or in the next Calendar Year.
If crowns, dentures, bridges, or in-mouth appliances are installed due to injury, covered expenses only include charges for:
•	The first denture or fixed bridgework to replace lost teeth;

•	The first crown needed to repair each damaged tooth; and

•	An in-mouth appliance used in the first course of orthodontic treatment after the injury.
Medical Plan Exclusions (GR 9 N S 28-015 01 NY)
Not every medical service or supply is covered by the plan, even if prescribed, recommended, or approved by your physician or dentist. The plan covers only those services and supplies that are medically necessary and included in the What the Plan Covers section. Charges made for the following are not covered except to the extent listed under the What The Plan Covers section or by amendment attached to this Booklet-Certificate.
Important Note:
You have medical and prescription drug and dental insurance coverage. The exclusions listed below apply to all coverage under your plan. Additional exclusions apply to specific prescription drug and dental coverage. Those additional exclusions are listed separately under the What The Plan Covers section for each of these benefits.
•	Cosmetic services and plastic surgery: any treatment, surgery (cosmetic or plastic), service or supply to alter, the shape or appearance of the body whether or not for psychological or emotional reasons, unless medically necessary. But this exclusion will not apply to (i) Reconstructive Services and Specialized Care Services under What the Plan Covers section; (ii) removal of bony impacted teeth, bone fractures, removal of tumors and orthodontogentic cysts; or covered dental services or supplies to treat congenital defects or anomalies (including cleft lip or cleft palate) of covered dependent children.
Custodial Care
Non-medically necessary services, including but not limited to, those treatments, services, prescription drugs and supplies which are not medically necessary, as determined by Aetna, for the diagnosis and treatment of illness, injury, restoration of physiological functions, or covered preventive services. This applies even if they are prescribed, recommended or approved by your physician or dentist.
Services that are not covered under this Booklet-Certificate.
Services and supplies provided in connection with treatment or care that is not covered under the plan.
Unauthorized services, including any service obtained by or on behalf of a covered person without Precertification by Aetna when required. This exclusion does not apply in a Medical Emergency or in an Urgent Care situation.

Your Pharmacy Benefit (GR-9N-S-12-005-02)
How the Pharmacy Plan Works
It is important that you have the information and useful resources to help you get the most out of your Aetna prescription drug plan. This Booklet-Certificate explains:
•	Definitions you need to know;

•	How to access network pharmacies and procedures you need to follow;

•	What prescription drug expenses are covered and what limits may apply;

•	What prescription drug expenses are not covered by the plan;

•	How you share the cost of your covered prescription drug expenses; and

•	Other important information such as eligibility, complaints and appeals, termination, and general administration of the plan.
A few important notes to consider before moving forward:
•	Unless otherwise indicated, “you” refers to you and your covered dependents.

•	Your prescription drug plan pays benefits only for prescription drug expenses described in this Booklet- Certificate as covered expenses that are medically necessary.

•	This Booklet-Certificate applies to coverage only and does not restrict your ability to receive prescription drugs that are not or might not be covered benefits under this prescription drug plan.

•	Store this Booklet-Certificate in a safe place for future reference.
(GR-9N 12-005 01 NY)
Notice
The plan does not cover all prescription drugs, medications and supplies. Refer to the Limitations section of this coverage and Exclusions section of your Booklet-Certificate.
•	Covered expenses are subject to cost sharing requirements as described in the Cost Sharing sections of this coverage and in your Schedule of Benefits.
Getting Started: Common Terms (GR-9N 12-010 01NY)
You will find the terms below used throughout this Booklet-Certificate. They are described within the sections that follow, and you can also refer to the Glossary at the back of this document for helpful definitions. Words in bold print throughout the document are defined in the Glossary.
Brand-Named Prescription Drug is a prescription drug with a proprietary name assigned to it by the manufacturer and so indicated by Medispan or any other similar publication designated by Aetna or an affiliate.
Generic Prescription Drug is a prescription drug, whether identified by its chemical, proprietary, or non-proprietary name, that is accepted by the U.S. Food and Drug Administration as therapeutically equivalent and interchangeable with drugs having an identical amount of the same active ingredient and so indicated by Medispan or any other publication designated by Aetna or an affiliate.
Network pharmacy is a description of a retail, mail order or specialty pharmacy that has entered into a contractual agreement with Aetna for the provision of covered services to you and your covered dependents at a negotiated charge. The appropriate pharmacy type may also be substituted for the word pharmacy. (E.g. network retail pharmacy, network mail order pharmacy or specialty pharmacy network).

Non-Preferred Drug (Non-Formulary) is a brand-named prescription drug or generic prescription drug that does not appear on the preferred drug guide.
Out-of-network pharmacy is a description of a pharmacy that has not contracted with Aetna to reduce their fees and does not participate in the Aetna pharmacy network.
Preferred Drug (Formulary) is a brand-named prescription drug or generic prescription drug that appears on the preferred drug guide.
Preferred Drug Guide is a listing of prescription drugs established by Aetna or an affiliate, which includes both brand-named prescription drugs and generic prescription drugs. This list is subject to periodic review and modification by Aetna or an affiliate. A copy of the preferred drug guide will be available upon your request or may be accessed on the Aetna website at www.aetna.com/ formulary.
Prescription Drug is a drug, biological, or compounded prescription which, by State or Federal Law, may be dispensed only by prescription and which is required by Federal Law to be labeled “Caution: Federal Law prohibits dispensing without prescription.” This includes an injectable drug prescribed to be self-administered or administered by any other person except one who is acting within his or her capacity as a paid healthcare professional. Covered injectable drugs include insulin.
Provider is any recognized health care professional, pharmacy or facility providing services with the scope of their license.
Specialty Pharmacy Network. Aetna’s network of participating pharmacies designated to fill Self-injectable Drug prescriptions.
Accessing Pharmacies and Benefits (GR-9N-S-12-015-01-NY)
This plan provides access to covered benefits through a network of pharmacies, vendors or suppliers. These network pharmacies have contracted with Aetna to provide prescription drugs and other supplies to you at a negotiated charge. You also have the choice to access state licensed pharmacies outside the network for covered expenses.
Obtaining your benefits through network pharmacies has many advantages. Your out-of-pocket costs may vary between network and out-of-network benefits. Benefits and cost sharing may also vary by the type of network pharmacy where you obtain your prescription drug and whether or not you purchase a brand-name or generic drug. Network pharmacies include retail, mail order and specialty pharmacies.
Read your Schedule of Benefits carefully to understand the cost sharing charges applicable to you
To better understand the choices that you have with your plan, please carefully review the following information.
Accessing Network Pharmacies and Benefits (GR-9N 12-015 02)
You may select a network pharmacy from the Aetna Network Pharmacy Directory or by logging on to Aetna’s website at www.aetna.com. You can search Aetna’s online directory, DocFind, for names and locations of network pharmacies. If you cannot locate a network pharmacy in your area call Member Services.
You must present your ID card to the network pharmacy every time you get a prescription filled to be eligible for network benefits. The network pharmacy will calculate your claim online. You will pay any deductible, copayment or coinsurance directly to the network pharmacy.
Aetna will pay the network pharmacy the plan coinsurance percentage for a covered expense, less any cost sharing required by you. You do not have to complete or submit claim forms. The network pharmacy will take care of claim submission.

Emergency Prescriptions (GR-9N-S-12-015-01-NY)
When you need a prescription filled in an emergency or urgent care situation, or when you are traveling, you can obtain network benefits by filling your prescription at any network retail pharmacy. The network pharmacy will fill your prescription and only charge you your plan’s cost sharing amount. If you access an out-of-network pharmacy you will pay the full cost of the prescription and will need to file a claim for reimbursement, you will be reimbursed for your covered expenses up to the cost of the prescription less any applicable cost sharing required by you.
Availability of Providers
Aetna cannot guarantee the availability or continued network participation of a particular pharmacy. Either Aetna or any network pharmacy may terminate the provider contract.
Cost Sharing for Network Benefits
You share in the cost of your benefits. Cost Sharing amounts and provisions are described in the Schedule of Benefits.
•	You will be responsible for the copayment for each prescription or refill as specified in the Schedule of Benefits. The copayment is payable directly to the network pharmacy at the time the prescription is dispensed.

•	After you pay the applicable copayment, if any, you will be responsible for any applicable coinsurance for covered expenses that you incur. Your coinsurance is based on the negotiated charge. You will not have to pay any balance bills above the negotiated charge for the covered expense.
When You Use an Out-of-Network Pharmacy (GR-9N-S-12-020-01-NY) (GR-9N 13-005 01 NY)
You can directly access an out-of-network pharmacy to obtain covered outpatient prescription drugs. You will pay the pharmacy for your prescription drugs at the time of purchase and submit a claim form to receive reimbursement from the plan. You are responsible for completing and submitting claim forms for reimbursement of covered expenses you paid directly to an out-of-network pharmacy. Aetna will reimburse you for a covered expense up to the recognized charge, less any cost sharing required by you.
Cost Sharing for Out-of-Network Benefits (GR-9N-S-12-020-01-NY)
You share in the cost of your benefits. Cost Sharing amounts and provisions are described in the Schedule of Benefits.
•	You will be responsible for any applicable coinsurance for covered expenses that you incur. Your coinsurance share is based on the recognized charge. If the out-of-network pharmacy charges more than the recognized charge, you will be responsible for any expenses above the recognized charge.
Pharmacy Benefit (GR-9N 13-005 01 NY)
What the Plan Covers
The plan covers charges for outpatient prescription drugs for the treatment of an illness or injury, subject to the Limitations section of this coverage and the Exclusions section of the Booklet-Certificate. Prescriptions must be written by a prescriber licensed to prescribe federal legend prescription drugs.
Generic prescription drugs may be substituted by your pharmacist for brand-name prescription drugs. You may minimize your out-of-pocket expenses by selecting a generic prescription drug when available.
Coverage of prescription drugs will be subject to Aetna requirements or limitations. Prescription drugs covered by this plan are subject to drug utilization review by Aetna and/or your provider and/or your network pharmacy.

Coverage for prescription drugs and supplies is limited to the supply limits as described below.
Retail Pharmacy Benefits
Outpatient prescription drugs are covered when dispensed by a network retail pharmacy. Each prescription is limited to a maximum 30 day supply when filled at a network retail pharmacy. Prescriptions for more than a 30 day supply are not eligible for coverage when dispensed by a network retail pharmacy.
All prescriptions and refills over a 30 day supply must be filled at a mail order pharmacy.
Mail Order Pharmacy Benefits
Outpatient prescription drugs are covered when dispensed by a network mail order pharmacy. Each prescription is limited to less than 90 day supply when filled at a network mail order pharmacy. Prescriptions for less than a 30 day supply or 90 day supply are not eligible for coverage when dispensed by a network mail order pharmacy.
You are required to obtain prescriptions at a network mail order pharmacy for all prescriptions and all prescription drug refills greater than a 30 day supply.
The plan will not cover outpatient prescription drugs received through an out-of-network mail-order pharmacy.
Self-Injectable Drugs — Specialty Pharmacy Network Benefits
Self-injectable drugs are covered at the network level of benefits only when dispensed through a network retail pharmacy or Aetna’s specialty pharmacy network. Refer to the preferred drug guide for a list of self-injectable drugs. You may refer to Aetna’s website, www.aetna.com to review the list anytime. The list may be updated from time to time.
Each prescription is limited to a maximum 30 day supply when filled at Aetna’s specialty pharmacy network.
Other Covered Expenses (GR-9N 13-005 01 NY)
The following prescription drugs, medications and supplies are also covered expenses under this Coverage.
Off-Label Use (GR-9N 13-005 01 NY)
FDA approved prescription drugs may be covered when the off-label use of the drug has not been approved by the FDA for that indication. The drug must be recognized for treatment of the indication in one of the standard compendia (the United States Pharmacopoeia Drug Information, the American Medical Association Drug Evaluations, or the American Hospital Formulary Service Drug Information). Or, the safety and effectiveness of use for this indication has been adequately demonstrated by at least one study published in a nationally recognized peer review journal. Coverage of off label use of these drugs may be subject to Aetna requirements or limitations.
Diabetic Supplies (GR-9N 13-005 01 NY)
The following diabetic supplies upon prescription by a physician:
•	Diabetic needles and syringes.

•	Test strips for glucose monitoring and/or visual reading.

•	Diabetic test agents.

•	Lancets/lancing devices.

•	Alcohol swabs.
Oral and Self-Injectable Infertility Drugs
The following prescription drugs used for the purpose of treating infertility including, but not limited to:
•	Urofollitropin, menotropin, human chorionic gonadotropin and progesterone.

Pharmacy Benefit Limitations (GR-9N 13-015 01 NY)
A network pharmacy may refuse to fill a prescription order or refill when in the professional judgment of the pharmacist the prescription should not be filled.
The plan will not cover expenses for any prescription drug for which the actual charge to you is less than the required copayment or deductible, or for any prescription drug for which no charge is made to you.
You will be charged the out-of-network prescription drug cost sharing for prescription drugs recently approved by the FDA, but which have not yet been reviewed by the Aetna Health Pharmacy Management Department and Therapeutics Committee.
The number of copayments/deductibles you are responsible for per vial of Depo-Provera, an injectable contraceptive, or similar type contraceptive dispensed for more than a 90 day supply, will be based on the 90 day supply level. Coverage is limited to a maximum of 5 vials per Calendar Year.
Pharmacy Benefit Exclusions (GR-9N S-28-020-01 NY)
Not every health care service or supply is covered by the plan, even if prescribed, recommended, or approved by your physician or dentist. The plan covers only those services and supplies that are medically necessary and included in the What the Plan Covers section. Charges made for the following are not covered except to the extent listed under the What the Plan Covers section or by amendment attached to this Booklet-Certificate . In addition, some services are specifically limited or excluded. This section describes expenses that are not covered or subject to special limitations.
These prescription drug exclusions are in addition to the exclusions listed under your medical coverage.
The plan does not cover the following expenses:
•	Administration or injection of any drug.

•	Any charges in excess of the benefit, dollar, day, or supply limits stated in this Booklet-Certificate.
Any drugs or medications, services and supplies that are not medically necessary, as determined by Aetna, for the diagnosis, care or treatment of the illness or injury involved. This applies even if they are prescribed, recommended or approved by your physician or dentist.
Biological sera, blood, blood plasma, blood products or substitutes or any other blood products. Drugs which do not, by federal or state law, require a prescription order (i.e. over-the-counter (OTC) drugs), even if a prescription is written.
Drugs provided by, or while the person is an inpatient in, any healthcare facility; or for any drugs provided on an outpatient basis in any such institution to the extent benefits are payable for it.
Drugs used primarily for the treatment of infertility, or for or related to artificial insemination, in vitro fertilization, or embryo transfer procedures, except as described in the What the Plan Covers section.
Durable medical equipment, monitors and other equipment.
Experimental or investigational drugs or devices, except as described in the What the Plan Covers section.

This exclusion will not apply with respect to drugs that:
•	Have been granted treatment investigational new drug (IND); or Group c/ treatment IND status; or

•	Are being studied at the Phase III level in a national clinical trial sponsored by the National Cancer Institute; and

•	Aetna determines, based on available scientific evidence, are effective or show promise of being effective for the illness.
Food items: Any food item, including infant formulas, nutritional supplements, vitamins, including prescription vitamins, medical foods and other nutritional items, even if it is the sole source of nutrition. This exclusion will not apply to expenses incurred for enteral formulas for home use and modified solid food products that are low in protein or which contain protein, which are prescribed by a physician for the treatment of certain diseases which include, but are not limited to: (a) inherited diseases of amino acid or organic acid metabolism; (b) Crohn’s disease; (c) gastroesophageal reflux with failure to thrive; (d) disorders of gastrointestinal motility; (e) multiple, severe food allergies.
Genetics: Any treatment, device, drug, or supply to alter the body’s genes, genetic make-up, or the expression of the body’s genes except for the correction of congenital birth defects.
Immunization or immunological agents.
Implantable drugs and associated devices.
Injectables:
•	Any charges for the administration or injection of prescription drugs or injectable insulin and other injectable drugs covered by Aetna;

•	Injectable agents, except insulin;

•	Needles and syringes, except for diabetic needles and syringes;

•	Unless medically necessary, injectable drugs if an alternative oral drug is available.
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Prescription drugs for which there is an over-the-counter (OTC) product which has the same active ingredient and strength even if a prescription is written.
Prescription drugs, medications, injectables or supplies provided through a third party vendor contract with the policyholder.
Prescription orders filled prior to the effective date or after the termination date of coverage under this Booklet-Certificate.
Prophylactic drugs for travel.
Refills in excess of the amount specified by the prescription order. Before recognizing charges, Aetna may require a new prescription or evidence as to need, if a prescription or refill appears excessive under accepted medical practice standards.
Refills dispensed more than one year from the date the latest prescription order was written, or as otherwise permitted by applicable law of the jurisdiction in which the drug is dispensed.
Replacement of lost or stolen prescriptions.
Drugs, services and supplies provided in connection with treatment of an occupational injury or occupational illness.

Sex change: Any treatment, drug or supply related to changing sex or sexual characteristics, including hormones and hormone therapy.
Supplies, devices or equipment of any type, except as specifically provided in the What the Plan Covers section.
Test agents except diabetic test agents.

How Your Aetna Dental Plan Works (GR-9N 16-005-01)	Common Terms
What the Plan Covers

Rules that Apply to the Plan

What the Plan Does Not Cover
Understanding Your Aetna Dental Plan
It is important that you have the information and useful resources to help you get the most out of your Aetna dental plan. This Booklet-Certificate explains:
•	Definitions you need to know;

•	How to access care, including procedures you need to follow;

•	What services and supplies are covered and what limits may apply;

•	What services and supplies are not covered by the plan;

•	How you share the cost of your covered services and supplies; and

•	Other important information such as eligibility, complaints and appeals, termination, continuation of coverage and general administration of the plan.
Important Notes:
Unless otherwise indicated, “you” refers to you and your covered dependents. You can refer to the Eligibility section for a complete definition of “you”.
This Booklet-Certificate applies to coverage only and does not restrict your ability to receive covered expenses that are not or might not be covered expenses under this dental plan.
Store this Booklet-Certificate in a safe place for future reference.
Getting Started: Common Terms (GR-9N 16-010-01)
Many terms throughout this Booklet-Certificate are defined in the Glossary Section at the back of this document. Defined terms appear in bolded print. Understanding these terms will also help you understand how your plan works and provide you with useful information regarding your coverage.
About the Comprehensive Dental Plan (GR-9N 16-030 01)
This dental plan covers a wide range of necessary dental services and supplies. You have the freedom to choose the dental provider of your choice.
The comprehensive dental plan begins to pay benefits after you satisfy a deductible.
You share the cost of covered services and supplies by paying a portion of certain expenses (your coinsurance).
If your dentist charges more than the recognized charge, you must also pay any expenses above the recognized charge.
You must file a claim to receive reimbursement from the plan.

Important Reminder
Refer to the Schedule of Benefits for details about any deductibles, coinsurance and maximums that apply.
Getting an Advance Claim Review (GR-9N 16-035-01)
The purpose of the advance claim review is to determine, in advance, the benefits the plan will pay for proposed services. Knowing ahead of time which services are covered by the plan, and the benefit amount payable, helps you and your dentist make informed decisions about the care you are considering.
Important Note
The pre-treatment review process is not a guarantee of benefit payment, but rather an estimate of the amount or scope of benefits to be paid.
When to Get an Advance Claim Review
An advance claim review is recommended whenever a course of dental treatment is likely to cost more than $350. Ask your dentist to write down a full description of the treatment you need, using either an Aetna claim form or an ADA approved claim form. Then, before actually treating you, your dentist should send the form to Aetna. Aetna may request supporting x-rays and other diagnostic records. Once all of the information has been gathered, Aetna will review the proposed treatment plan and provide you and your dentist with a statement outlining the benefits payable by the plan. You and your dentist can then decide how to proceed.
The advance claim review is voluntary. It is a service that provides you with information that you and your dentist can consider when deciding on a course of treatment. It is not necessary for emergency treatment or routine care such as cleaning teeth or check-ups.
In determining the amount of benefits payable, Aetna will take into account alternate procedures, services, or courses of treatment for the dental condition in question in order to accomplish the anticipated result. (See Benefits When Alternate Procedures Are Available for more information on alternate dental procedures.)
What is a Course of Dental Treatment?
A course of dental treatment is a planned program of one or more services or supplies. The services or supplies are provided by one or more dentists to treat a dental condition that was diagnosed by the attending dentist as a result of an oral examination. A course of treatment starts on the date your dentist first renders a service to correct or treat the diagnosed dental condition.
What The Plan Covers (GR-9N 18-005-01)
Comprehensive Dental Plan
Schedule of Benefits for the Comprehensive Dental Plan
Comprehensive Dental is merely a name of the benefits in this section. The plan does not pay a benefit for all dental care expenses you incur.
Important Reminder
Your dental services and supplies must meet the following rules to be covered by the plan:
•	The services and supplies must be medically necessary.

•	The services and supplies must be covered by the plan.

•	You must be covered by the plan when you incur the expense.
Covered expenses include charges made by a dentist for the services and supplies that are listed in the dental care schedule as shown in the Schedule of Benefits.

The next sentence applies if:
•	A charge is made for an unlisted service given for the dental care of a specific condition; and

•	The list includes one of more services that, under standard practices, are separately suitable for the dental care of that condition.
In that case, the charge will be considered to have been made for a service in the list that Aetna determines would have produced a professionally acceptable result.
Dental Care Schedule
The dental care schedule is a list of dental expenses that are covered by the plan. There are several categories of covered expenses:
•	Preventive

•	Diagnostic

•	Restorative

•	Oral surgery

•	Endodontics

•	Periodontics
These covered services and supplies are grouped as Type A, Type B or Type C.
Comprehensive Dental Expense Coverage Plan (GR-9N 18-006-01)
(GR-9N-19-006-01)
The following additional dental expenses will be considered covered expenses for you and your covered dependent if you have medical coverage insured or administered by Aetna and have at least one of the following conditions:
•	Pregnancy;

•	Coronary artery disease/cardiovascular disease;

•	Cerebrovascular disease; or

•	Diabetes
Additional Covered Dental Expenses

•	One additional prophylaxis (cleaning) per year.

•	Scaling and root planing, (4 or more teeth); per quadrant;

•	Scaling and root planing (limited to 1-3 teeth); per quadrant;

•	Full mouth debridement;

•	Periodontal maintenance (one additional treatment per year); and

•	Localized delivery of antimicrobial agents. (Not covered for pregnancy)
Payment of Benefits
The additional prophylaxis, the benefit will be payable the same as other prophylaxis under the plan.
The plan coinsurance applied to the other covered dental expenses above will be 100%. These additional benefits will not be subject to any frequency limits except as shown above or any Calendar Year maximum.
Aetna will reimburse the provider directly, or you may pay the provider directly and then submit a claim for reimbursement for covered expenses.

Important Reminder (GR-9N 18-010-01)
The deductible, payment percentage and maximums that apply to each type of dental care are shown in the Schedule of Benefits.
You may receive services and supplies from network and out-of-network providers. Services and supplies given by a network provider are covered at the network level of benefits shown in the Schedule of Benefits. Services and supplies given by an out-of-network provider are covered at the out-of-network level of benefits shown in the Schedule of Benefits.
Refer to About the Comprehensive Dental Coverage for more information about covered services and supplies.
Type A Expenses
Visits and X-Rays
Oral exams once every six months. This includes prophylaxis (limited to 2 treatments per year), scaling, and cleaning of teeth.
Topical application of sodium or stannous fluoride, (limited to children under age 19).
X-rays for diagnosis. Also other X-rays not to exceed one full mouth series in a 36 month period and one set of bitewings in a 6 month period.
Emergency palliative treatment.
First installation of a space maintainers to replace any baby tooth which is lost prematurely.
Type B Expenses
Oral Surgery
Extractions
Sealants, per tooth (limited to one application every 3 years for permanent molars and bicuspids only, and to children under age 14)
Fillings.
General anesthetics given in connection with covered dental services.
Treatment of diseased periodontal structures.
Endodontic treatment. This includes root canal therapy.)
Injection of antibiotic drugs.
Type C
Inlays, gold fillings, or crowns. This includes precision attachments for dentures.
First installation of fixed bridgework to replace one or more natural teeth extracted while the person is covered.
This includes inlays and crowns as abutments.
Replacement of an existing removable denture or fixed bridgework by new fixed bridgework, or the adding of teeth to existing fixed bridgework. But, the “Replacement Rule” below must be met.
Repair or recementing of crowns, inlays, bridgework, or dentures.
Relining of dentures.
First installation of removable dentures to replace one or more natural teeth extracted while the person is covered.
This includes adjustments for the 6 month period following the date they were installed.
Replacement of an existing removable denture or fixed bridgework by a new denture, or the adding of teeth to a partial removable denture. But, the “Replacement Rule” below must be met.
Surgical removal of impacted teeth.
(GR-9N 18-010-01)
Important Reminder
The deductible, coinsurance and maximums that apply to each type of dental care are shown in the Schedule of Benefits.

Rules and Limits That Apply to the Dental Plan (GR-9N-S-20-005-01-NY)
Several rules apply to the dental plan. Following these rules will help you use the plan to your advantage by avoiding expenses that are not covered by the plan.
Replacement Rule (GR-9N 20-010-01)
Crowns, inlays, onlays and veneers, complete dentures, removable partial dentures, fixed partial dentures (bridges) and other prosthetic services are subject to the plan’s replacement rule. That means certain replacements of, or additions to, existing crowns, inlays, onlays, veneers, dentures or bridges are covered only when you give proof to Aetna that:
•	While you were covered by the plan, you had a tooth (or teeth) extracted after the existing denture or bridge was installed. As a result, you need to replace or add teeth to your denture or bridge.

•	The present crown, inlay and onlay, veneer, complete denture, removable partial denture, fixed partial denture (bridge), or other prosthetic service was installed at least 5 years before its replacement and cannot be made serviceable.

•	You had a tooth (or teeth) extracted while you were covered by the plan. Your present denture is an immediate temporary one that replaces that tooth (or teeth). A permanent denture is needed, and the temporary denture cannot be used as a permanent denture. Replacement must occur within 12 months from the date that the temporary denture was installed.
Tooth Missing but Not Replaced Rule
The first installation of complete dentures, removable partial dentures, fixed partial dentures (bridges), and other prosthetic services will be covered if:
•	The dentures, bridges or other prosthetic services are needed to replace one or more natural teeth that were removed while you were covered by the plan; and

•	The tooth that was removed was not an abutment to a removable or fixed partial denture installed during the prior 5 years. The extraction of a third molar does not qualify. Any such appliance or fixed bridge must include the replacement of an extracted tooth or teeth.
Alternate Treatment Rule (GR-9N-20-015-01)
Sometimes there are several ways to treat a dental problem, all of which provide acceptable results. When alternate services or supplies can be used, the plan’s coverage will be limited to the cost of the least expensive service or supply that is:
•	Customarily used nationwide for treatment, and

•	Deemed by the dental profession to be appropriate for treatment of the condition in question. The service or supply must meet broadly accepted standards of dental practice, taking into account your current oral condition.
You should review the differences in the cost of alternate treatment with your dental provider. Of course, you and your dental provider can still choose the more costly treatment method. You are responsible for any charges in excess of what the plan will cover.
Coverage for Dental Work Begun Before You Are Covered by the Plan (GR-9N 20-020-01)
The plan does not cover dental work that began before you were covered by the plan. This means that the following dental work is not covered:
•	An appliance, or modification of an appliance, if an impression for it was made before you were covered by the plan;

•	A crown, bridge, or cast or processed restoration, if a tooth was prepared for it before you were covered by the plan; or

•	Root canal therapy, if the pulp chamber for it was opened before you were covered by the plan.

Coverage for Dental Work Completed After Termination of Coverage
Your dental coverage may end while you or your covered dependent is in the middle of treatment. The plan does not cover dental services that are given after your coverage terminates. There is an exception. The plan will cover the following services if they are ordered while you were covered by the plan, and installed within 30 days after your coverage ends.
•	Inlays;

•	Onlays;

•	Crowns;

•	Removable bridges;

•	Cast or processed restorations;

•	Dentures;

•	Fixed partial dentures (bridges); and

•	Root canals.
“Ordered” means:
•	For a denture: the impressions from which the denture will be made were taken.

•	For a root canal: the pulp chamber was opened.

•	For any other item: the teeth which will serve as retainers or supports, or the teeth which are being restored:
—	Must have been fully prepared to receive the item; and

—	Impressions have been taken from which the item will be prepared.
Jaw Joint Disorder Treatment Rule (GR-9N 20-035-01)
Coverage for Jaw Joint Disorder treatment is covered as a Type C Service. This includes treatments which alter the jaw, jaw joints, or bite relationships. The following are covered:
•	Diagnosis;

•	Applicable therapy;

•	Other non-surgical treatment.
Not included are charges incurred for:
What The Comprehensive Dental Plan Does Not Cover (GR 9 N S 28-025 01 NY)
Not every dental care service or supply is covered by the plan, even if prescribed, recommended, or approved by your physician or dentist. The plan covers only those services and supplies that are medically necessary and included in the What the Plan Covers section. Charges made for the following are not covered except to the extent listed under the What the Plan Covers section or by amendment attached to this Booklet-Certificate. In addition, some services are specifically limited or excluded. This section describes expenses that are not covered or subject to special limitations.
Any instruction for diet, plaque control and oral hygiene.
Cosmetic services and supplies including plastic surgery, reconstructive surgery, cosmetic surgery, personalization or characterization of dentures or other services and supplies which improve alter or enhance appearance, augmentation and vestibuloplasty, and other substances to protect, clean, whiten bleach or alter the appearance of teeth; whether or not for psychological or emotional reasons; except to the extent coverage is specifically provided in the What the Plan Covers section. Facings on molar crowns and pontics will always be considered cosmetic. But this exclusion will not apply to dental care or treatment due to accidental injury to sound natural teeth within 12 months of the accident, or to dental care or treatment necessary due to a congenital disease or anomaly.

Crown, inlays and onlays, and veneers unless:
•	It is treatment for decay or traumatic injury and teeth cannot be restored with a filling material; or

•	The tooth is an abutment to a covered partial denture or fixed bridge.
Dental implants, braces, mouth guards, and other devices to protect, replace or reposition teeth and removal of implants.
Dental services and supplies that are covered in whole or in part:
•	Under any other part of this plan; or

•	Under any other plan of group benefits provided by the policyholder.
Dentures, crowns, inlays, onlays, bridges, or other appliances or services used for the purpose of splinting, to alter vertical dimension, to restore occlusion, or correcting attrition, abrasion, or erosion.
Except as covered in the What the Plan Covers section, treatment of any jaw joint disorder and treatments to alter bite or the alignment or operation of the jaw, including temporomandibular joint disorder (TMJ) treatment, orthognathic surgery, and treatment of malocclusion or devices to alter bite or alignment.
First installation of a denture or fixed bridge, and any inlay and crown that serves as an abutment to replace congenitally missing teeth or to replace teeth all of which were lost while the person was not covered.
General anesthesia and intravenous sedation, unless specifically covered and only when done in connection with another necessary covered service or supply.
Orthodontic treatment except as covered in the What the Plan Covers section.
Pontics, crowns, cast or processed restorations made with high noble metals (gold or titanium).
Prescribed drugs; pre-medication; or analgesia.
Replacement of a device or appliance that is lost, missing or stolen, and for the replacement of appliances that have been damaged due to abuse, misuse or neglect and for an extra set of dentures.
Services and supplies done where there is no evidence of pathology, dysfunction, or disease other than covered preventive services.
Services and supplies provided for your personal comfort or convenience, or the convenience of any other person, including a provider.
Services and supplies provided in connection with treatment or care that is not covered under the plan.
Space maintainers except when needed to preserve space resulting from the premature loss of deciduous teeth.
Surgical removal of impacted wisdom teeth only for orthodontic reasons.
Treatment by other than a dentist. However, the plan will cover some services provided by a licensed dental hygienist under the supervision and guidance of a dentist. These are:
•	Scaling of teeth; and

•	Cleaning of teeth.

When Coverage Ends (GR-9N 30-005-HRPA-NY)
Coverage under your plan can end for a variety of reasons. In this section, you will find details on how and why coverage ends, and how you may still be able to continue coverage.
When Coverage Ends for Employees (GR-9N 30-005 01 NY)
Your coverage under the plan will end if:
•	The plan is discontinued;

•	You voluntarily stop your coverage;

•	The group policy ends;

•	You are no longer eligible for coverage;

•	You do not make any required contributions;

•	You become covered under another plan offered by your employer;

•	You have exhausted your overall maximum lifetime benefit under your medical plan, if your plan contains such a maximum benefit; or

•	Your employment stops. This will be either the date you stop active work, or the day before the first premium due date that occurs after you stop active work. However, if premium payments are made on your behalf, your coverage may continue until stopped by your employer as described below:
—	If you are not at work due to illness or injury, your coverage may continue, but not beyond the end of the next policy month after the policy month in which your absence started. A “policy month” is defined in the group policy on file with your employer.

—	If you are not at work due to temporary lay-off or leave of absence, your coverage will stop on your last full day of active work before the start of the lay-off or leave of absence.
It is your employer’s responsibility to let Aetna know when your employment ends. The limits above may be extended only if Aetna and your employer agree, in writing, to extend them.
Your Proof of Prior Medical Coverage (GR-9N 30-010-01)
Under the Health Insurance Portability and Accountability Act of 1996, your employer is required to give you a certificate of creditable coverage when your employment ends. This certificate proves that you were covered under this plan when you were employed. Ask your employer about the certificate of creditable coverage.
When Coverage Ends for Dependents
Coverage for your dependents will end if:
•	You are no longer eligible for dependents’ coverage;

•	You do not make the required contribution toward the cost of dependents’ coverage;

•	Your own coverage ends for any of the reasons listed under When Coverage Ends for Employees (other than exhaustion of your overall maximum lifetime benefit, if included);

•	Your dependent is no longer eligible for coverage. In this case, coverage ends at the end of the calendar month when your dependent no longer meets the plan’s definition of a dependent; or

•	Your dependent becomes eligible for comparable benefits under this or any other group plan offered by your employer.
In addition, a “domestic partner” will no longer be considered to be a defined dependent on the earlier to occur of:
•	The date this plan no longer allows coverage for domestic partners.

•	The date of termination of the domestic partnership. In that event, you should provide your Employer with a completed and signed Declaration of Termination of Domestic Partnership.
Coverage for dependents may continue for a period after your death. Coverage for handicapped dependents may continue after your dependent reaches any limiting age. See Continuation of Coverage for more information.

Continuation of Coverage
Continuing Health Care Benefits (GR-9N 31-015 01-NY) (GR9N DEP30)
Continuation of Coverage
If all or a portion of your health expense coverage would terminate because you terminate employment or membership in the eligible classes, coverage (other than Dental Expense Coverage) may be continued for you and your eligible dependents. Coverage will not be continued for any person who is eligible for a like continuation under federal law.
Within 60 days of the later of:
•	The date coverage would otherwise terminate; and

•	The date you are sent notice by first class mail by your employer of the right to continue;
You must elect the continuation in writing and pay the first contribution. The contribution required may be up to 102% of the cost to this plan. Premium payments must be continued.
Coverage will not be continued beyond the first to occur of:
•	The end of an 18 month period which starts on the date coverage would otherwise terminate.

•	The end of a 29 month period which starts on the date your coverage would otherwise terminate; but only if, prior to the end of the above 18 months period, you provide notice to your employer that you have been determined to be disabled under Title II or XVI of the Social Security Act on the date your coverage would have otherwise terminated, except for this continuation. If you are no longer determined to be so disabled, you must notify your employer within 30 days of such determination. In that case, coverage will cease at the start of the month that begins more than 31 days after the date of the final determination that you are no longer so disabled.

•	The date you become eligible for like group coverage, including coverage for any preexisting condition.

•	The end of the period for which any required contributions have been made.

•	Discontinuance of the coverage involved as to employees of the eligible class of which you were a member.

•	The date you become enrolled in benefits under Medicare.
Coverage for a dependent may not be continued beyond the date it would otherwise terminate.
If any coverage being continued ceases, you may apply for a conversion policy. See Converting to an Individual Health Policy.
Continuing Coverage for Dependents after Your Death
If you should die while enrolled in this plan, your dependent’s health care coverage (except Dental Insurance), if applicable will continue as long as:
•	You were covered at the time of your death,

•	Your coverage, at the time of your death, is not being continued after your employment has ended, as provided in the When Coverage Ends section;

•	A request is made for continued coverage within 31 days after your death; and

•	Payment is made for the coverage.
Your dependent’s coverage under this continuation provision will end when the first of the following occurs:
•	The end of the 12 month period following your death;

•	He or she no longer meets the plan’s definition of dependent”;

•	Dependent coverage is discontinued under the group contract;

•	He or she becomes eligible for comparable benefits under this or any other group plan; or

•	Any required contributions stop; and

•	For your spouse, the date he or she remarries.
If your dependent’s coverage is being continued for your dependents, a child born after your death will also be covered.
Important Note
Your dependent may be eligible to convert to a personal policy. Please see the section, Converting to an Individual Health Insurance Policy for more information.
Also see the section COBRA Continuation of Coverage.
Handicapped Dependent Children (GR-9N 31-015 01-NY)
Health Expense Coverage for your fully handicapped dependent child may be continued past the maximum age for a dependent child. However, such coverage may not be continued if the child has been issued an individual medical conversion policy.
Your child is fully handicapped if:
•	he or she is not able to earn his or her own living because of mental retardation or a physical handicap which started prior to the date he or she reaches the maximum age for dependent children under your plan; and

•	he or she depends chiefly on you for support and maintenance.
Proof that your child is fully handicapped must be submitted to Aetna no later than 31 days after the date your child reaches the maximum age under your plan.
Coverage will cease on the first to occur of:
•	Cessation of the handicap.

•	Failure to give proof that the handicap continues.

•	Failure to have any required exam.

•	Termination of Dependent Coverage as to your child for any reason other than reaching the maximum age under your plan.
Aetna will have the right to require proof of the continuation of the handicap. Aetna also has the right to examine your child as often as needed while the handicap continues at its own expense. An exam will not be required more often than once each year after 2 years from the date your child reached the maximum age under your plan.
Extension of Benefits (GR-S-31-020 01)
Coverage for Health Benefits
If your health benefits end while you are totally disabled, your health expenses will be extended as described below. To find out why and when your coverage may end, please refer to When Coverage Ends.
“Totally disabled” means that because of an injury or illness:
•	You are not able to work at your own occupation and you cannot work at any occupation for pay or profit.

•	Your dependent is not able to engage in most normal activities of a healthy person of the same age and gender.

Extended Health Coverage (GR-S-31-020 01)
Medical Benefits (other than Basic medical benefits): Coverage will be available while you are totally disabled, for up to 12 months.
(GR-S-31-020 01)
Dental Benefits (other than Basic Dental benefits): Coverage will be available while you are totally disabled, for up to 12 months. Coverage will be available only if covered services and supplies have been rendered and received, including delivered and installed, prior to the end of that 12 month period.
Prescription Drug Benefits: Coverage will be available while you are totally disabled for up to 12 months.
When Extended Health Coverage Ends
Extension of benefits will end on the first to occur of the date:
•	You are no longer totally disabled, or become covered under any other group plan with like benefits.

•	Your dependent is no longer totally disabled, or he or she becomes covered under any other group plan with like benefits.
(This does not apply if coverage ceased because the benefit section ceased for your eligible class.)
Important Note
If the Extension of Benefits provision outlined in this section applies to you or your covered dependents, see the Converting to an Individual Health Insurance Policy section for important information.
COBRA Continuation of Coverage (GR-9N 31-025 NY)
If your employer is subject to COBRA requirements, the health plan continuation is governed by the Federal Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) requirements. With COBRA you and your dependents can continue health coverage, subject to certain conditions and your payment of premiums. Continuation rights are available following a “qualifying event” that would cause you or family members to otherwise lose coverage. Qualifying events are listed in this section.
Continuing Coverage through COBRA
When you or your covered dependents become eligible, your employer will provide you with detailed information on continuing your health coverage through COBRA.
You or your dependents will need to:
•	Complete and submit an application for continued health coverage, which is an election notice of your intent to continue coverage.

•	Submit your application within 60 days of the qualifying event, or within 60 days of your employer’s notice of this COBRA continuation right, if later.

•	Agree to pay the required premiums.
Who Qualifies for COBRA
You have 60 days from the qualifying event to elect COBRA. If you do not submit an application within 60 days, you will forfeit your COBRA continuation rights.

Below you will find the qualifying events and a summary of the maximum coverage periods according to COBRA requirements.

Qualifying Event Causing Loss	Covered Persons Eligible to
of Health Coverage	Elect Continuation	Maximum Continuation Periods
Your active employment ends for reasons other than gross misconduct	You and your dependents	18 months

Your working hours are reduced	You and your dependents	18 months

Your marriage is annulled, you divorce or legally separate and are no longer responsible for dependent coverage	Your dependents	36 months

You become entitled to benefits under Medicare	Your dependents	36 months

Your covered dependent children no longer qualify as dependents under the plan	Your dependent children	36 months

You die	Your dependents	36 months

You are a retiree eligible for health coverage and your former employer files for bankruptcy	You and your dependents	18 months
Disability May Increase Maximum Continuation to 29 Months
If You or Your Covered Dependents Are Disabled.
If you or your covered dependent qualify for disability status under Title II or XVI of the Social Security Act during the 18 month continuation period, you or your covered dependent:
•	Have the right to extend coverage beyond the initial 18 month maximum continuation period.

•	Qualify for an additional 11 month period, subject to the overall COBRA conditions.

•	Must notify your employer within 60 days of the disability determination status and before the 18 month continuation period ends.

•	Must notify the employer within 30 days after the date of any final determination that you or a covered dependent is no longer disabled.

•	Are responsible to pay the premiums after the 18th month, through the 29th month.
If There Are Multiple Qualifying Events.
A covered dependent could qualify for an extension of the 18 or 29 month continuation period by meeting the requirements of another qualifying event, such as divorce or death. The total continuation period, however, can never exceed 36 months.
Determining Your Premium Payments for Continuation Coverage
Your premium payments are regulated by law, based on the following:
•	For the 18 or 36 month periods, premiums may never exceed 102 percent of the plan costs.

•	During the 18 through 29 month period, premiums for coverage during an extended disability period may never exceed 150 percent of the plan costs.

When You Acquire a Dependent During a Continuation Period
If through birth, adoption or marriage, you acquire a new dependent during the continuation period, your dependent can be added to the health plan for the remainder of the continuation period if:
•	He or she meets the definition of an eligible dependent,

•	Your employer is notified about your dependent within 31 days of eligibility, and

•	Additional premiums for continuation are paid on a timely basis.
Important Note
For more information about dependent eligibility, see the Eligibility, Enrollment and Effective Date section.
When Your COBRA Continuation Coverage Ends
Your COBRA coverage will end when the first of the following events occurs:
•	You or your covered dependents reach the maximum COBRA continuation period – the end of the 18, 29 or 36 months. (Coverage for a newly acquired dependent who has been added for the balance of a continuation period would end at the same time your continuation period ends, if he or she is not disabled nor eligible for an extended maximum).

•	You or your covered dependents do not pay required premiums.

•	You or your covered dependents become covered under another group plan that does not restrict coverage for pre-existing conditions. If your new plan limits pre-existing condition coverage, the continuation coverage under this plan may remain in effect until the pre-existing clause ceases to apply or the maximum continuation period is reached under this plan.

•	The date your employer no longer offers a group health plan.

•	The date you or a covered dependent becomes enrolled in benefits under Medicare. This does not apply if it is contrary to the Medicare Secondary Payer Rules or other federal law.

•	You or your dependent dies.
Conversion from a Group to an Individual Plan
You may be eligible to apply for an individual health plan without providing proof of good health:
•	At the termination of employment.

•	When loss of coverage under the group plan occurs.

•	When loss of dependent status occurs.

•	At the end of the maximum health coverage continuation period.
The individual policy will not provide the same coverage as the former group plan offered by your employer. Certain benefits may not be available. You will be required to pay the associated premium costs for the coverage. For additional conversion information, contact your employer or call the toll-free number on your member ID card.
Converting to an Individual Medical Insurance Policy
Eligibility
You and your covered dependents may apply for an individual Medical insurance policy if you lose coverage under the group medical plan because:
•	You terminate your employment;

•	You are no longer in an eligible class;

•	Your dependent no longer qualifies as an eligible dependent;

•	Any continuation coverage required under federal or state law has ended; or

•	You retire and there is no medical coverage available.

The individual conversion policy may cover:
•	You only; or

•	You and all dependents who are covered under the group plan at the time your coverage ended; or

•	Your covered dependents, if you should die before you retire.
Features of the Conversion Policy
The individual policy and its terms will be the type:
•	Required by law or regulation for group conversion purposes in your or your dependent’s states of residence; and

•	Offered by Aetna when you or your dependents apply under your employer’s conversion plan.
However, coverage will not be the same as your group plan coverage. Generally, the coverage level may be less, and there is an applicable overall lifetime maximum benefit.
If the plan does not include major medical benefits, coverage may be elected under one of the following plans:
•	Plan I: Hospital room and board expense benefits of $130 per day. The maximum duration is 30 days. Miscellaneous hospital expense benefits to a maximum of $1,300. Surgical operation expense benefits according to a $1,400 maximum benefits schedule.

•	Plan II: Hospital room and board expense benefits of $230 per day. The maximum duration is 30 days. Miscellaneous hospital expense benefits to a maximum of $2,300. Surgical operation expense benefits according to a $2,400 maximum benefits schedule.

•	Plan III: Hospital room and board expense benefits of $330 per day. The maximum duration is 70 days. Miscellaneous hospital expense benefits to a maximum of $3,300. Surgical operation expense benefits according to a $3,500 maximum benefits schedule.
If the plan includes only major medical benefits, coverage may be elected under the following plan only:
•	Plan IV: Major medical expense benefits providing: (a) a $330 per day hospital room and board benefit; (b) surgical expense benefits according to a $4,500 maximum benefits schedule; (c) a $200,000 maximum benefit for all sicknesses and injuries; (d) a deductible of $1,000; (e) an 80% benefit percentage, with a coinsurance limit of $2,000; and (f) an annual restoration benefit of $5,000.
The individual policy may also:
•	Reduce its benefits by any like benefits payable under your group plan after coverage ends (for example: if benefits are paid after coverage ends because of a disability extension of benefits);

•	Not guarantee renewal under selected conditions described in the policy;

•	Require a statement that Aetna may ask for data about your coverage under any other plan. This may be asked for on any premium due date for the individual policy. If you do not give the data, expenses covered under the individual policy may be reduced by expenses which are covered or provided under those plans.
Limitations
You or your dependents do not have a right to convert if:
•	You or your dependents are eligible for Medicare. Covered dependents not eligible for Medicare may apply for individual coverage even if you are eligible for Medicare.

•	Coverage under the plan has been in effect for less than three months.

•	A lifetime maximum benefit under this plan has been reached. For example:
—	If a covered dependent reaches the group plan’s lifetime maximum benefit, the covered dependent will not have the right to convert. If you or your dependents have remaining benefits, you are eligible to convert.

—	If you have reached your lifetime maximum, you will not be able to convert. However, if a dependent has a remaining benefit, he or she is eligible to convert.
•	You or your covered dependents become eligible for any other medical coverage under this plan.

•	You apply for individual coverage in a jurisdiction where Aetna cannot issue or deliver an individual conversion policy.

•	You or your covered dependents are eligible for, or have benefits available under, another plan that, in addition to the converted policy, would either match benefits or result in over insurance. Examples include:
—	Any other hospital or surgical expense insurance policy;

—	Any hospital service or medical expense indemnity corporation subscriber contract;

—	Any other group contract; or

—	Any statute, welfare plan or program.
Electing an Individual Conversion Policy
You or your covered dependents have to apply for the individual policy within 45 days after your coverage ends. The 45 days start on the date group coverage ceases. The application period will be extended for 45 days from the date your employer gives you written notice of the conversion privilege, as required by law, but not beyond 90 days from the date group coverage ceases.
If coverage ends because of retirement, the 45 day application period begins on the date coverage under the group plan actually ends. This applies even if you or your dependents are eligible for benefits based on a disability continuation provision because you or they are totally disabled.
To apply for an individual medical insurance policy:
•	Get a copy of the “Notice of Conversion Privilege and Request” form from your employer.

•	Complete and send the form to Aetna at the specified address.
Your Premiums and Payments
Your first premium payment will be due at the time you submit the conversion application to Aetna.
The amount of the premium will be Aetna’s normal rate for the policy that is approved for issuance in your or your dependent’s state of residence.
When an Individual Policy Becomes Effective
The individual policy will begin on the day after coverage ends under your group plan. Your policy will be issued once Aetna receives and processes your completed application and premium payment.

Coordination of Benefits — What Happens When There is More Than One Health Plan	When Coordination of Benefits Applies

(GR-9N 33-005-01-NY)	Getting Started — Important Terms

Which Plan Pays First

How Coordination of Benefits Works
When Coordination of Benefits Applies
This Coordination of Benefits (COB) provision applies to this plan when you or your covered dependent has health coverage under more than one plan. “Plan” and “This plan” are defined herein. The Order of Benefit Determination Rules below determines which plan will pay as the primary plan. The primary plan pays first without regard to the possibility that another plan may cover some expenses. A secondary plan pays after the primary plan and may reduce the benefits it pays so that payments from all group plans do not exceed 100% of the total allowable expense.
Which Plan Pays First (GR-9N 33-010 01 NY)
To find out whether the regular benefits under this plan will be reduced, the order in which the various plans will pay benefits must first be figured. This will be done as follows:
•	A plan with no rules for coordination with other benefits will be deemed to pay its benefits before a plan which contains such rules.

•	A plan which covers a person as other than a dependent will be deemed to pay its benefits before a plan which covers the person as a dependent.
1.	Except in the case of a dependent child whose parents are divorced or separated; the plan which covers the person as a dependent of a person whose birthday comes first in a calendar year will be primary to the plan which covers a person as a dependent of a person whose birthday comes later in the year; however:
(a)	if both parents have the same birthday, the benefits of the plan which covered the parent longer are determined before those of the plan which covered the other parent for a shorter period of time;

(b)	if the other plan does not have the rules described above, but instead has a rule based on the gender of the parent, and if, as a result, the plans do not agree on the order of benefit, the rule in the other plan will determine the order of benefits.
2.	In the case of a dependent child whose parents are divorces or separated:
(a)	If there is a court decree which makes one parent financially responsible for the health care expenses with respect to the child and the entity obligated to pay or provide the benefits of that parent has actual knowledge of those terms, the benefits of that plan which covers the child as a dependent of such parent shall be determined before the benefits of any other plan which covers the child as a dependent child.

(b)	If there is no such court decree, the order of benefits is:
—	The plan of the custodial parent;

—	The plan of the spouse of the custodial parent;

—	The plan of the noncustodial parent; and then
3.	Active Employee or Retired or Laid off Employee. The plan that covers a person as an employee who is neither laid off nor retired or as a dependent of an active employee, is the primary plan. The plan covering that same person as a retired or laid off employee or as a dependent of a retired or laid off employee is the secondary plan. If the other plan does not have this rule, and if, as a result, the plans do not agree on the order of benefits, this rule is ignored. This rule will not apply if the Non-Dependent or Dependent rules above determine the order of benefits.

4.	Longer or Shorter Length of Coverage. The plan that covered the person as an employee, member, subscriber longer is primary.

5.	If the preceding rules do not determine the primary plan, the allowable expenses shall be shared equally between the plans meeting the definition of plan under this provision. In addition, This Plan will not pay more than it would have paid had it been primary.
How Coordination of Benefits Works
In determining the amount to be paid when this plan is secondary on a claim, the secondary plan will calculate the benefits that it would have paid on the claim in the absence of other health insurance coverage and apply that amount to any allowable expense under this plan that was unpaid by the primary plan. The amount will be reduced so that when combined with the amount paid by the primary plan, the total benefits paid or provided by all plans for the claim do not exceed 100% of the total allowable expense.
In addition, a secondary plan will credit to its plan deductible any amounts that would have been credited in the absence of other coverage.
Under the COB provision of This Plan, the amount normally reimbursed for covered benefits or expenses under This Plan is reduced to take into account payments made by other plans. The general rule is that the benefits otherwise payable under This Plan for all covered benefits or expenses will be reduced by all other plan benefits payable for those expenses. When the COB rules of This Plan and another plan both agree that This Plan determines its benefits before such other plan, the benefits of the other plan will be ignored in applying the general rule above to the claim involved. Such reduced amount will be charged against any applicable benefit limit of this coverage.
If a covered person is enrolled in two or more closed panel plans COB generally does not occur with respect to the use of panel providers. However, COB may occur if a person receives emergency services that would have been covered by both plans.
Right To Receive And Release Needed Information
Certain facts about health care coverage and services are needed to apply these COB rules and to determine benefits under this plan and other plans. Aetna has the right to release or obtain any information and make or recover any payments it considers necessary in order to administer this provision.
Facility of Payment
Any payment made under another plan may include an amount, which should have been paid under this plan. If so, Aetna may pay that amount to the organization, which made that payment. That amount will then be treated as though it were a benefit paid under this plan. Aetna will not have to pay that amount again. The term “payment made” means reasonable cash value of the benefits provided in the form of services.
Right of Recovery
If the amount of the payments made by Aetna is more than it should have paid under this COB provision, it may recover the excess from one or more of the persons it has paid or for whom it has paid; or any other person or organization that may be responsible for the benefits or services provided for the covered person. The “amount of the payments made” includes the reasonable cash value of any benefits provided in the form of services.

When You Have Medicare Coverage	Which Plan Pays First

(GR-9N 33-020-01)	How Coordination with Medicare Works

What is Not Covered
This section explains how the benefits under This Plan interact with benefits available under Medicare.
Medicare, when used in this Booklet-Certificate, means the health insurance provided by Title XVIII of the Social Security Act, as amended. It includes Health Maintenance Organization (HMO) or similar coverage that is an authorized alternative to Parts A and B of Medicare
You are eligible for Medicare if you are:
•	Covered under it by reason of age, disability, or

•	End Stage Renal Disease; or

•	Not covered under it because you:
1.	Refused it;

2.	Dropped it; or

3.	Failed to make a proper request for it.
If you are eligible for Medicare, the plan coordinates the benefits it pays with the benefits that Medicare pays. Sometimes, the plan is the primary payor, which means that the plan pays benefits before Medicare pays benefits. Under other circumstances, the plan is the secondary payor, and pays benefits after Medicare.
Which Plan Pays First
The plan is the primary payor when your coverage for the plan’s benefits is based on current employment with your employer. The plan will act as the primary payor for the Medicare beneficiary who is eligible for Medicare:
•	Solely due to age if the plan is subject to the Social Security Act requirements for Medicare with respect to working aged (i.e., generally a plan of an employer with 20 or more employees);

•	Due to diagnosis of end stage renal disease, but only during the first 30 months of such eligibility for Medicare benefits. This provision does not apply if, at the start of eligibility, you were already eligible for Medicare benefits, and the plan’s benefits were payable on a secondary basis;

•	Solely due to any disability other than end stage renal disease; but only if the plan meets the definition of a large group health plan as outlined in the Internal Revenue Code (i.e., generally a plan of an employer with 100 or more employees).
The plan is the secondary payor in all other circumstances.
How Coordination With Medicare Works
When the Plan is Primary
The plan pays benefits first when it is the primary payor. You may then submit your claim to Medicare for consideration.

When Medicare is Primary
Your health care expense must be considered for payment by Medicare first. You may then submit the expense to Aetna for consideration.
Aetna will calculate the benefits the plan would pay in the absence of Medicare:
The amount will be reduced so that when combined with the amount paid by Medicare, the total benefits paid or provided by all plans for the claim do not exceed 100% of the total allowable expense.
This review is done on a claim-by-claim basis.
Charges used to satisfy your Part B deductible under Medicare will be applied under the plan in the order received by Aetna. Aetna will apply the largest charge first when two or more charges are received at the same time.
Aetna will apply any rule for coordinating health care benefits after determining the benefits payable.
Right to Receive and Release Required Information
Certain facts about health care coverage and services are required to apply coordination of benefits (COB) rules to determine benefits under This Plan and other plans. Aetna has the right to obtain or release any information, and make or recover any payments it considers necessary, in order to administer this provision.

General Provisions
(GR-9N-32-005-02-NY)
Type of Coverage
Coverage under the plan is non-occupational. Only non-occupational accidental injuries and non-occupational illnesses are covered. The plan covers charges made for services and supplies only while the person is covered under the plan.
Physical Examinations
Aetna will have the right and opportunity to examine and evaluate any person who is the basis of any claim at all reasonable times while a claim is pending or under review. This will be done at no cost to you.
Legal Action
No legal action can be brought to recover payment under any benefit after 3 years from the deadline for filing claims.
Aetna will not try to reduce or deny a benefit payment on the grounds that a condition existed before your coverage went into effect, if the loss occurs more than 2 years from the date coverage commenced. This will not apply to conditions excluded from coverage on the date of the loss.
Confidentiality
Information contained in your medical records and information received from any provider incident to the provider-patient relationship shall be kept confidential in accordance with applicable law. Information may be used or disclosed by Aetna when necessary for your care or treatment, the operation of the plan and administration of this Booklet-Certificate, or other activities, as permitted by applicable law. You can obtain a copy of Aetna’s Notice of Information Practices by calling Aetna’s toll-free Member Service telephone.
Additional Provisions
The following additional provisions apply to your coverage:
•	This Booklet-Certificate applies to coverage only, and does not restrict your ability to receive health care services that are not, or might not be, covered.

•	You cannot receive multiple coverage under the plan because you are connected with more than one employer.

•	This document describes the main features of the plan. Additional provisions are described elsewhere in the group policy. If you have any questions about the terms of the plan or about the proper payment of benefits, contact your employer or Aetna.

•	Your employer hopes to continue the plan indefinitely but, as with all group plans, the plan may be changed or discontinued with respect to your coverage.

Assignments (GR-9N-32-005-02-NY)
Coverage may be assigned only with the written consent of Aetna. To the extent allowed by law, Aetna will not accept an assignment to a provider or facility including but not limited to, an assignment of:
•	The benefits due under this group insurance policy;

•	The right to receive payments due under this group insurance policy; or

•	Any claim you make for damages resulting from a breach or alleged breach, of the terms of this group insurance policy.
Misstatements
If any fact as to the Policyholder or you is found to have been misstated, a fair change in premiums may be made. If the misstatement affects the existence or amount of coverage, the true facts will be used in determining whether coverage is or remains in force and its amount.
All statements made by the Policyholder or you shall be deemed representations and not warranties. No written statement made by you shall be used by Aetna in a contest unless a copy of the statement is or has been furnished to you or your beneficiary, or the person making the claim.
Aetna’s failure to implement or insist upon compliance with any provision of this policy at any given time or times, shall not constitute a waiver of Aetna’s right to implement or insist upon compliance with that provision at any other time or times. This includes, but is not limited to, the payment of premiums. This applies whether or not the circumstances are the same.
Incontestability
As to Accident and Health Benefits:
Except as to a fraudulent misstatement, or issues concerning Premiums due:
•	No statement made by the Policyholder or you or your dependent shall be the basis for voiding coverage or denying coverage or be used in defense of a claim unless it is in writing after it has been in force for 2 years from its effective date.

•	No statement made by the Policyholder shall be the basis for voiding this Policy after it has been in force for 2 years from its effective date.

•	No statement made by you, an eligible employee or your dependent shall be used in defense of a claim for loss incurred or starting after coverage as to which claim is made has been in effect for 2 years.
Recovery of Overpayments (GR-9N-S-30-015-01)
Health Coverage
If a benefit payment is made by Aetna, to or on your behalf, which exceeds the benefit amount that you are entitled to receive, Aetna has the right:
•	To require the return of the overpayment; or

•	To reduce by the amount of the overpayment, any future benefit payment made to or on behalf of that person or another person in his or her family.
Such right does not affect any other right of recovery Aetna may have with respect to such overpayment.

Reporting of Claims (GR-9N-S-30-015-01)
A claim must be submitted to Aetna in writing. It must give proof of the nature and extent of the loss. Your employer has claim forms.
All claims should be reported promptly. The deadline for filing a claim is 90 days after the date of the loss.
If, through no fault of your own, you are not able to meet the deadline for filing claim, your claim will still be accepted if you file as soon as possible.
Payment of Benefits (GR-9N 32-025 02-NY)
Benefits will be paid as soon as the necessary proof to support the claim is received, but not later than 45 days after receipt of such proof. Written proof must be provided for all benefits.
All covered health benefits are payable to you. However, Aetna has the right to pay any health benefits to the service provider. This will be done unless you have told Aetna otherwise by the time you file the claim.
Aetna will notify you in writing, at the time it receives a claim, when an assignment of benefits to a health care provider or facility will not be accepted.
Any unpaid balance will be paid within 30 days of receipt by Aetna of the due written proof.
Aetna may pay up to $1,000 of any other benefit to any of your relatives whom it believes are fairly entitled to it. This can be done if the benefit is payable to you and you are a minor or not able to give a valid release. It can also be done if a benefit is payable to your estate.
Records of Expenses (GR-9N-32-030-02)
Keep complete records of the expenses of each person. They will be required when a claim is made.
Very important are:
•	Names of physicians, dentists and others who furnish services.

•	Dates expenses are incurred.

•	Copies of all bills and receipts.
Contacting Aetna
If you have questions, comments or concerns about your benefits or coverage, or if you are required to submit information to Aetna, you may contact Aetna’s Home Office at:
Aetna Life Insurance Company
151 Farmington Avenue
Hartford, CT 06156
You may also use Aetna’s toll free Member Services phone number on your ID card or visit Aetna’s web site at www.aetna.com/docfind/custom/aahc.

Reinstatement after Your Dental Coverage Terminates
If your coverage ends because your contributions are not paid when due, you may not be covered again for a period of two years from the date your coverage ends. If you are in an eligible class, you may re-enroll yourself and your eligible dependents at the end of such two year period. Your dental coverage will be subject to the rules under the Late Enrollment section, and will be effective as described in the Effective Date of Coverage section.
Effect of Benefits Under Other Plans (GR-9N 32-035-01)
Effect of An Health Maintenance Organization Plan (HMO Plan) On Coverage
If you are in an eligible class and have chosen coverage under an HMO Plan offered by your employer, the following applies:
•	If the HMO Plan provides medical coverage, you will be excluded from medical expense coverage (except Vision Care, if any,) on the date of your coverage under such HMO Plan.

•	If the HMO Plan provides dental coverage, you will be excluded from dental expense coverage on the date of your coverage under such HMO Plan.
If you are in an eligible class and are covered under an HMO Plan, you can choose to change to coverage for yourself and your covered dependents under this plan. If you:
•	Live in an HMO Plan enrollment area and choose to change coverage during an open enrollment period, coverage will take effect on the group policy anniversary date after the open enrollment period. There will be no rules for waiting periods or preexisting conditions.

•	Live in an HMO Plan enrollment area and choose to change coverage when there is not an open enrollment period, coverage will take effect only if and when Aetna gives its written consent.

•	Move from an HMO Plan enrollment area or if the HMO discontinues and you choose to change coverage within 31 days of the move or the discontinuance, coverage will take effect on the date you elect such coverage. There will be no restrictions for waiting periods or preexisting conditions. If you choose to change coverage after 31 days, coverage will take effect only if and when Aetna gives its written consent.
Any extensions of benefits under this plan for disability or pregnancy will not always apply on and after the date of a change to an HMO Plan providing medical coverage. They will apply only if the person is not covered at once under the HMO Plan because he or she is in a hospital not affiliated with the HMO. If you give evidence that the HMO Plan provides an extension of benefits for disability or pregnancy, coverage under this plan will be extended. The extension will be for the same length of time and for the same conditions as the HMO Plan provides. It will not be longer than the first to occur of:
•	The end of a 90 day period; and

•	The date the person is not confined.
Any extension of dental benefits under this plan will not apply on or after the date of a change to an HMO Plan.
No benefits will be paid for any charges for services rendered or supplies furnished under an HMO Plan.
Effect of Prior Coverage — Transferred Business (GR-9N-32-040-01-NY)
If your coverage under any part of this plan replaces any prior coverage for you, the rules below apply to that part.
“Prior coverage” is any plan of group coverage that has been replaced by coverage under part or all of this plan; it must have been sponsored by your employer (e.g., transferred business). The replacement can be complete or in part for the eligible class to which you belong. Any such plan is prior coverage if provided by another group contract or any benefit section of this plan.
Coverage under any other section of this plan will be in exchange for all privileges and benefits provided under any like prior coverage. Any benefits provided under such prior coverage may reduce benefits payable under this plan.

Glossary *
(GR-9N 34-005 01-NY)
In this section, you will find definitions for the words and phrases that appear in bold type throughout the text of this Booklet-Certificate.
A (GR-9N 34-010 01-NY) (GR-9N 34-005 02)
Accident
This means a sudden; unexpected; and unforeseen; identifiable occurrence or event producing, at the time, objective symptoms of a bodily injury. The accident must occur while the person is covered under this Policy. The occurrence or event must be definite as to time and place. It must not be due to, or contributed by, an illness or disease of any kind.
Aetna
Aetna Life Insurance Company.
Ambulance
A vehicle that is staffed with medical personnel and equipped to transport an ill or injured person.
Average Wholesale Price (AWP)
The current average wholesale price of a prescription drug listed in the Facts and Comparisons weekly price updates (or any other similar publication designated by Aetna) on the day that a pharmacy claim is submitted for adjudication.
B (GR-9N 34-010 01-NY) (GR-9N 34-005 01-NY)
Behavioral Health Provider
A licensed facility, organization or other health care provider furnishing diagnostic and therapeutic services for treatment of alcoholism, drug abuse, mental disorders acting within the scope of the applicable license. This includes:
•	Hospitals;

•	Psychiatric hospitals;

•	Residential treatment facilities;

•	Psychiatric physicians;

•	Psychologists;

•	Social workers;

•	Psychiatric nurses;

•	Addictionologists; and

•	Other alcoholism, drug abuse and mental health providers or groups, involved in the delivery of health care or ancillary services.
Birthing Center
A freestanding facility that meets all of the following requirements:
•	Meets licensing standards.

•	Is set up, equipped and run to provide prenatal care, delivery and immediate postpartum care.

•	Charges for its services.

•	Is directed by at least one physician who is a specialist in obstetrics and gynecology.

•	Has a physician or certified nurse midwife present at all births and during the immediate postpartum period.

•	Extends staff privileges to physicians who practice obstetrics and gynecology in an area hospital.

•	Has at least 2 beds or 2 birthing rooms for use by patients while in labor and during delivery.

•	Provides, during labor, delivery and the immediate postpartum period, full-time skilled nursing services directed by an R.N. or certified nurse midwife.

•	Provides, or arranges with a facility in the area for, diagnostic X-ray and lab services for the mother and child.

•	Has the capacity to administer a local anesthetic and to perform minor surgery. This includes episiotomy and repair of perineal tear.

•	Is equipped and has trained staff to handle emergency medical conditions and provide immediate support measures to sustain life if:
—	Complications arise during labor; or

—	A child is born with an abnormality which impairs function or threatens life.
•	Accepts only patients with low-risk pregnancies.

•	Has a written agreement with a hospital in the area for emergency transfer of a patient or a child. Written procedures for such a transfer must be displayed and the staff must be aware of them.

•	Provides an ongoing quality assurance program. This includes reviews by physicians who do not own or direct the facility.

•	Keeps a medical record on each patient and child.
Brand-Name Prescription Drug
A prescription drug with a proprietary name assigned to it by the manufacturer or distributor and so indicated by Medi-Span or any other similar publication designated by Aetna or an affiliate.
C (GR-9N 34-015 02)
Coinsurance
Coinsurance is both the percentage of covered expenses that the plan pays, and the percentage of covered expenses that you pay. The percentage that the plan pays is referred to as “plan coinsurance” or the “payment percentage”, and varies by the type of expense. Please refer to the Schedule of Benefits for specific information on coinsurance amounts.
Copay or Copayment
The specific dollar amount or percentage required to be paid by you or on your behalf. The plan includes various copayments, and these copayment amounts or percentages are specified in the Schedule of Benefits.
Cosmetic
Services or supplies that alter, improve or enhance appearance.
Covered Expenses
Medical, dental, vision or hearing services and supplies shown as covered under this Booklet.
Creditable Coverage
A person’s prior medical coverage as defined in the Health Insurance Portability and Accountability Act of 1996 (HIPAA).
Such coverage includes:
•	Health coverage issued on a group or individual basis;

•	Medicare;

•	Medicaid;

•	Health care for members of the uniformed services;

•	A program of the Indian Health Service or tribal organization;

•	A state health benefits risk pool;

•	The Federal Employees’ Health Benefit Plan (FEHBP);

•	A public health plan (any plan established by a State, the government of the United States, or any subdivision of a State or of the government of the United States, or a foreign country);

•	Any health benefit plan under Section 5(e) of the Peace Corps Act; and

•	The State Children’s Health Insurance Program (S-Chip).
Custodial Care
This means services and supplies that are primarily intended to help you meet personal needs, such as transferring, eating, dressing, bathing, toileting and such other related activities. This includes board and room and other institutional care. You do not have to be disabled. Such services and supplies are custodial care without regard to:
•	by whom they are prescribed;

•	by whom they are recommended; or

•	by whom they are performed.
D (GR-9N 34-020 01) (GR-9N 34-095 01-NY)
Day Care Treatment
A partial confinement treatment program to provide treatment for you during the day. The hospital, psychiatric hospital or residential treatment facility does not make a room charge for day care treatment. Such treatment must be available for at least 4 hours, but not more than 12 hours in any 24-hour period.
Deductible
The part of your covered expenses you pay before the plan starts to pay benefits. Additional information regarding deductibles and deductible amounts can be found in the Schedule of Benefits.
Deductible Carryover
This allows you to apply any covered expense incurred during the last 3 months of a calendar year that is applied toward this year’s deductible to also apply toward the following year’s deductible.
Dental Provider
This is:
•	Any dentist;

•	Group;

•	Organization;

•	Dental facility; or

•	Other institution or person.
legally qualified to furnish dental services or supplies.
Dental Emergency
Any dental condition that:
•	Occurs unexpectedly;

•	Requires immediate diagnosis and treatment in order to stabilize the condition; and

•	Is characterized by symptoms such as severe pain and bleeding.
Dentist
A legally qualified dentist, or a physician licensed to do the dental work he or she performs.

Detoxification
The process by which an alcohol-intoxicated or drug-intoxicated; or an alcohol-dependent or drug-dependent person is medically managed through the period of time necessary to eliminate, by metabolic or other means, the:
•	Intoxicating alcohol or drug;

•	Alcohol or drug-dependent factors; or

•	Alcohol in combination with drugs;
as determined by a physician. The process must keep the physiological risk to the patient at a minimum, and take place in a facility that meets any applicable licensing standards established by the jurisdiction in which it is located.
Directory
A listing of all network providers serving the class of employees to which you belong. The policyholder will give you a copy of this directory. Network provider information is available through Aetna’s online provider directory, DocFind®. You can also call the Member Services phone number listed on your ID card to request a copy of this directory.
Durable Medical and Surgical Equipment (DME)
Equipment, and the accessories needed to operate it, that is:
•	Made to withstand prolonged use;

•	Made for and mainly used in the treatment of a illness or injury;

•	Suited for use in the home;

•	Not normally of use to people who do not have a illness or injury;

•	Not for use in altering air quality or temperature; and

•	Not for exercise or training.
Durable medical and surgical equipment does not include equipment such as whirlpools, portable whirlpool pumps, sauna baths, massage devices, over bed tables, elevators, communication aids, vision aids and telephone alert systems.
E (GR-9N 34-025 01 NY)
Effective Treatment of a Mental Disorder
This is a program that:
•	Is prescribed; and supervised; by a physician; and

•	Is for a mental disorder that can be favorably changed.
Emergency Medical Condition
A recent and severe medical or behavioral condition, the onset of which is sudden, manifests itself by symptoms of sufficient severity, including (but not limited to) severe pain, which would lead a prudent layperson possessing an average knowledge of medicine and health, to believe that his or her condition, illness, or injury is of such a nature that failure to get immediate medical care could result in:
•	Placing your health in serious jeopardy; or

•	In the case of a behavioral condition, placing the health of such person, or others’, in serious jeopardy; or

•	Serious impairment to bodily function; or

•	Serious dysfunction of a body part or organ; or

•	Serious disfigurement of such person; or

•	In the case of a pregnant woman, serious jeopardy to the health of the fetus.

Experimental or Investigational
A drug, a device, a procedure, or treatment will be determined to be experimental or investigational if:
•	There are insufficient outcomes data available from controlled clinical trials published in the peer-reviewed literature to substantiate its safety and effectiveness for the illness or injury involved; or

•	Approval required by the FDA has not been granted for marketing; or

•	A recognized national medical or dental society or regulatory agency has determined, in writing, that it is experimental or investigational, or for research purposes; or

•	It is a type of drug, device or treatment that is the subject of a Phase I or Phase II clinical trial or the experimental or research arm of a Phase III clinical trial, using the definition of “phases” indicated in regulations and other official actions and publications of the FDA and Department of Health and Human Services; or

•	The written protocol or protocols used by the treating facility, or the protocol or protocols of any other facility studying substantially the same drug, device, procedure, or treatment, or the written informed consent used by the treating facility or by another facility studying the same drug, device, procedure, or treatment states that it is experimental or investigational, or for research purposes.
G (GR-9N 34-035 01)
Generic Prescription Drug
A prescription drug, whether identified by its chemical, proprietary, or non-proprietary name, that is accepted by the U.S. Food and Drug Administration as therapeutically equivalent and interchangeable with drugs having an identical amount of the same active ingredient and so indicated by Medispan or any other publication designated by Aetna or an affiliate.
H (GR-9N 34-040 02)
Homebound
This means that you are confined to your place of residence:
•	Due to an illness or injury which makes leaving the home medically contraindicated; or

•	Because the act of transport would be a serious risk to your life or health.
Situations where you would not be considered homebound include (but are not limited to) the following:
•	You do not often travel from home because of feebleness or insecurity brought on by advanced age (or otherwise); or

•	You are wheelchair bound but could safely be transported via wheelchair accessible transportation.
Home Health Care Agency
An agency that meets all of the following requirements.
•	Mainly provides skilled nursing and other therapeutic services.

•	Is associated with a professional group (of at least one physician and one R.N.) which makes policy.

•	Has full-time supervision by a physician or an R.N.

•	Keeps complete medical records on each person.

•	Has an administrator.

•	Meets licensing standards.

Home Health Care Plan
This is a plan that provides for continued care and treatment of an illness or injury. The care and treatment must be:
•	Prescribed in writing by the attending physician; and

•	An alternative to a hospital or skilled nursing facility stay.
Hospice Care
This is care given to a terminally ill person by or under arrangements with a hospice care agency. The care must be part of a hospice care program.
Hospice Care Agency
An agency or organization that meets all of the following requirements:
•	Has hospice care available 24 hours a day.

•	Meets any licensing or certification standards established by the jurisdiction where it is located.

•	Provides:
—	Skilled nursing services;

—	Medical social services; and

—	Psychological and dietary counseling.
•	Provides, or arranges for, other services which include:
—	Physician services;

—	Physical and occupational therapy;

—	Part-time home health aide services which mainly consist of caring for terminally ill people; and

—	Inpatient care in a facility when needed for pain control and acute and chronic symptom management.
•	Has at least the following personnel:
—	One physician;

—	One R.N.; and

—	One licensed or certified social worker employed by the agency.
•	Establishes policies about how hospice care is provided.

•	Assesses the patient’s medical and social needs.

•	Develops a hospice care program to meet those needs.

•	Provides an ongoing quality assurance program. This includes reviews by physicians, other than those who own or direct the agency.

•	Permits all area medical personnel to utilize its services for their patients.

•	Keeps a medical record on each patient.

•	Uses volunteers trained in providing services for non-medical needs.

•	Has a full-time administrator.
Hospice Care Program
This is a written plan of hospice care, which:
•	Is established by and reviewed from time to time by a physician attending the person, and appropriate personnel of a hospice care agency;

•	Is designed to provide palliative and supportive care to terminally ill persons, and supportive care to their families; and

•	Includes an assessment of the person’s medical and social needs; and a description of the care to be given to meet those needs.

Hospice Facility
A facility, or distinct part of one, that meets all of the following requirements:
•	Mainly provides inpatient hospice care to terminally ill persons.

•	Charges patients for its services.

•	Meets any licensing or certification standards established by the jurisdiction where it is located.

•	Keeps a medical record on each patient.

•	Provides an ongoing quality assurance program including reviews by physicians other than those who own or direct the facility.

•	Is run by a staff of physicians. At least one staff physician must be on call at all times.

•	Provides 24-hour-a-day nursing services under the direction of an R.N.

•	Has a full-time administrator.
Hospital
This means a short-term, acute, general hospital which:
•	Is primarily engaged in providing, by or under the continuous supervision of physicians, to inpatients, diagnostic services and therapeutic services for diagnostic, treatment and care of injured and sick persons;

•	Has organized departments of medicine and major surgery;

•	Has a requirement that every patient must be under the care of a physician or dentist;

•	Provides 24 hour nursing service by or under the supervision of a registered professional nurse (R.N.);

•	If located in New York State, has in effect a hospitalization review plan applicable to all patients which meets at least the standards set forth in Section 1861k of U.S. Public Law 89-97 (42 USCA 1395x(k));

•	Is duly licensed by the agency responsible for licensing such hospitals;

•	Makes charges; and

•	Is not, other than incidentally, a place for rest, a place primarily for the treatment of tuberculosis, a place for the aged, a place for drug addicts, alcoholics, or a place for convalescent, custodial, educational or rehabilitative care.
Hospitalization
A continuous confinement as an inpatient in a hospital for which a room and board charge is made.
I (GR-9N 34-045 02)
Illness (GR-9N 34-045 02)
A pathological condition of the body that presents a group of clinical signs and symptoms and laboratory findings peculiar to it and that sets the condition apart as an abnormal entity differing from other normal or pathological body states.
Infertile or Infertility
The condition of a presumably healthy covered person who is unable to conceive or produce conception after:
•	For a woman who is 21 or more but less than 35 years of age: 1 year or more of timed, unprotected coitus, or 12 cycles of artificial insemination; or

•	For a woman who is 35 years of age or older, but less than 45: 6 months or more of timed, unprotected coitus, or 6 cycles of artificial insemination.

Injury
An accidental bodily injury that is the sole and direct result of:
•	An unexpected or reasonably unforeseen occurrence or event; or

•	The reasonable unforeseeable consequences of a voluntary act by the person.

•	An act or event must be definite as to time and place.
J (GR-9N 34-050 01)
Jaw Joint Disorder (GR-9N 34-050 01)
This is:
•	A Temporomandibular Joint (TMJ) dysfunction or any similar disorder of the jaw joint; or

•	A Myofacial Pain Dysfunction (MPD); or

•	Any similar disorder in the relationship between the jaw joint and the related muscles and nerves.
L (GR-9N 34-055 01)
Late Enrollee
This is an employee in an Eligible Class who requests enrollment under this Plan after the Initial Enrollment Period. In addition, this is an eligible dependent for whom the employee did not elect coverage within the Initial Enrollment Period, but for whom coverage is elected at a later time.
However, an eligible employee or dependent may not be considered a Late Enrollee under certain circumstances. See the Special Enrollment Periods section of the Booklet-Certificate.
Lifetime Maximum
This is the most the plan will pay for covered expenses incurred by any one covered person during their lifetime.
L.P.N.
A licensed practical or vocational nurse.
M (GR-9N S-34-065 02)
Mail Order Pharmacy
An establishment where prescription drugs are legally dispensed by mail or other carrier.
Maintenance Care
Care made up of services and supplies that:
•	Are furnished mainly to maintain, rather than to improve, a level of physical, or mental function; and

•	Provide a surrounding free from exposures that can worsen the person’s physical or mental condition.

Medically Necessary or Medical Necessity
Health care or dental services, and supplies or prescription drugs that a physician, other health care provider or dental provider, exercising prudent clinical judgment, would provide to a patient for the purpose of preventing, evaluating, diagnosing or treating an illness, injury, disease or its symptoms, and that provision of the service, supply or prescription drug is:
a)	In accordance with generally accepted standards of medical or dental practice;

b)	Clinically appropriate, in terms of type, frequency, extent, site and duration, and considered effective for the patient’s illness, injury or disease; and

c)	Not primarily for the convenience of the patient, physician, other health care or dental provider; and

d)	Not more costly than an alternative service or sequence of services at least as likely to produce equivalent therapeutic or diagnostic results as to the diagnosis or treatment of that patient’s illness, injury, or disease.
For these purposes “generally accepted standards of medical or dental practice” means standards that are based on credible scientific evidence published in peer-reviewed literature generally recognized by the relevant medical or dental community, or otherwise consistent with physician or dental specialty society recommendations and the views of physicians or dentists practicing in relevant clinical areas and any other relevant factors.
Mental Disorder
An illness commonly understood to be a mental disorder, whether or not it has a physiological basis, and for which treatment is generally provided by or under the direction of a behavioral health provider such as a psychiatric physician, a psychologist or a psychiatric social worker. A mental disorder includes; but is not limited to:
•	Alcoholism and substance abuse.

•	Bipolar disorder.

•	Major depressive disorder.

•	Obsessive compulsive disorder.

•	Panic disorder.

•	Pervasive Mental Developmental Disorder (Autism).

•	Psychotic depression.

•	Schizophrenia.
For the purposes of benefits under this plan, mental disorder will include alcoholism and substance abuse only if any separate benefit for a particular type of treatment does not apply to alcoholism and substance abuse.
N (GR-9N 34-070 02)
Negotiated Charge
The maximum charge a network provider has agreed to make as to any service or supply for the purpose of the benefits under this plan. The negotiated charge does not include or reflect any amount Aetna or an affiliate may receive under a rebate arrangement between Aetna or an affiliate and a drug manufacturer for any prescription drug, including prescription drugs on the preferred drug guide.
Network Advanced Reproductive Technology (ART) Specialist
A specialist physician who has entered into a contractual agreement with Aetna for the provision of covered Advanced Reproductive Technology (ART) services.

Network Provider
A pharmacy who has contracted to furnish services or supplies for a negotiated charge; but only if the provider is, with Aetna’s consent, included in the directory as a network provider for:
•	The service or supply involved; and

•	The class of employees to which you belong.
Night Care Treatment
A partial confinement treatment program provided when you need to be confined during the night. A room charge is made by the hospital, psychiatric hospital or residential treatment facility. Such treatment must be available at least:
•	8 hours in a row a night; and

•	5 nights a week.
Non-Occupational Illness
A non-occupational illness is an illness that does not:
•	Arise out of (or in the course of) any work for pay or profit; or

•	Result in any way from an illness that does.
An illness will be deemed to be non-occupational regardless of cause if proof is furnished that the person:
•	Is covered under any type of workers’ compensation law; and

•	Is not covered for that illness under such law.
Non-Occupational Injury
A non-occupational injury is an accidental bodily injury that does not:
•	Arise out of (or in the course of) any work for pay or profit; or

•	Result in any way from an injury which does.
Non-Preferred Drug (Non-Formulary)
A prescription drug that is not listed in the preferred drug guide. This includes prescription drugs on the preferred drug guide exclusions list that are approved by medical exception.
Non-Specialist
A physician who is not a specialist.
Non-Urgent Admission
An inpatient admission that is not an emergency admission or an urgent admission.
O (GR-9N 34-065 01-NY) (GR-9N 34-075 01)
Occupational Injury or Occupational Illness
An injury or illness that:
•	Arises out of (or in the course of) any activity in connection with employment or self-employment whether or not on a full time basis; or

•	Results in any way from an injury or illness that does.

Occurrence
This means a period of disease or injury. An occurrence ends when 60 consecutive days have passed during which the covered person:
•	Receives no medical treatment; services; or supplies; for a disease or injury; and

•	Neither takes any medication, nor has any medication prescribed, for a disease or injury.
Orthodontic Treatment
This is any:
•	Medical service or supply; or

•	Dental service or supply;
furnished to prevent or to diagnose or to correct a misalignment:
—	Of the teeth; or

—	Of the bite; or

—	Of the jaws or jaw joint relationship;
whether or not for the purpose of relieving pain.
The following are not considered orthodontic treatment:
•	The installation of a space maintainer; or

•	A surgical procedure to correct malocclusion.
Out-of-Network Provider
A health care provider, a pharmacy or dental provider who has not contracted with Aetna to furnish services or supplies at a negotiated charge.
P (GR-9N 34-080 01-NY) (GR-9N 34-070-01)
Partial Confinement Treatment
A plan of medical, psychiatric, nursing, counseling, or therapeutic services to treat alcoholism, substance abuse, or mental disorders. The plan must meet these tests:
•	It is carried out in a hospital; psychiatric hospital or residential treatment facility; on less than a full-time inpatient basis.

•	It is in accord with accepted medical practice for the condition of the person.

•	It does not require full-time confinement.

•	It is supervised by a psychiatric physician who weekly reviews and evaluates its effect.

•	Day care treatment and night care treatment are considered partial confinement treatment.
Pharmacy
An establishment where prescription drugs are legally dispensed. Pharmacy includes a retail pharmacy, mail order pharmacy and specialty pharmacy network pharmacy.

Physician
A duly licensed member of a medical profession who:
•	Has an M.D. or D.O. degree;

•	Is properly licensed or certified to provide medical care under the laws of the jurisdiction where the individual practices; and

•	Provides medical services which are within the scope of his or her license or certificate.
This also includes a health professional who:
•	Is properly licensed or certified to provide medical care under the laws of the jurisdiction where he or she practices;

•	Provides medical services which are within the scope of his or her license or certificate;

•	Under applicable insurance law is considered a “physician” for purposes of this coverage;

•	Has the medical training and clinical expertise suitable to treat your condition;

•	Specializes in psychiatry, if your illness or injury is caused, to any extent, by alcohol abuse, substance abuse or a mental disorder; and

•	A physician is not you or related to you.
Precertification or Precertify
A process where Aetna is contacted before certain services are provided, such as hospitalization or outpatient surgery, or prescription drugs are prescribed to determine whether the services being recommended or the drugs prescribed are considered covered expenses under the plan. It is not a guarantee that benefits will be payable.
Preferred Drug Guide
A listing of prescription drugs established by Aetna or an affiliate, which includes both brand name prescription drugs and generic prescription drugs. This list is subject to periodic review and modification by Aetna or an affiliate. A copy of the preferred drug guide will be available upon your request or may be accessed on the Aetna website at www.Aetna.com/formulary.
Preferred Drug Guide Exclusions List
A list of prescription drugs in the preferred drug guide that are identified as excluded under the plan. This list is subject to periodic review and modification by Aetna.
Prescriber
Any physician or dentist, acting within the scope of his or her license, who has the legal authority to write an order for a prescription drug.
Prescription
An order for the dispensing of a prescription drug by a prescriber. If it is an oral order, it must be promptly put in writing by the pharmacy.
Prescription Drug
A drug, biological, or compounded prescription which, by State and Federal Law, may be dispensed only by prescription and which is required to be labeled “Caution: Federal Law prohibits dispensing without prescription.” This includes:
•	An injectable drug prescribed to be self-administered or administered by any other person except one who is acting within his or her capacity as a paid healthcare professional. Covered injectable drugs include injectable insulin.

Psychiatric Hospital
This is an institution that meets all of the following requirements.

•	Mainly provides a program for the diagnosis, evaluation, and treatment of alcoholism, substance abuse or mental disorders.

•	Is not mainly a school or a custodial, recreational or training institution.

•	Provides infirmary-level medical services. Also, it provides, or arranges with a hospital in the area for, any other medical service that may be required.

•	Is supervised full-time by a psychiatric physician who is responsible for patient care and is there regularly.

•	Is staffed by psychiatric physicians involved in care and treatment.

•	Has a psychiatric physician present during the whole treatment day.

•	Provides, at all times, psychiatric social work and nursing services.

•	Provides, at all times, skilled nursing services by licensed nurses who are supervised by a full-time R.N.

•	Prepares and maintains a written plan of treatment for each patient based on medical, psychological and social needs. The plan must be supervised by a psychiatric physician.

•	Makes charges.

•	Meets licensing standards.
Psychiatric Physician
This is a physician who:

•	Specializes in psychiatry; or

•	Has the training or experience to do the required evaluation and treatment of alcoholism, substance abuse or mental disorders.
R (GR-9N 34-090 02)
Rehabilitation Facility
A facility, or a distinct part of a facility which provides rehabilitative services, meets any licensing or certification standards established by the jurisdiction where it is located, and makes charges for its services.
Rehabilitative Services
The combined and coordinated use of medical, social, educational and vocational measures for training or retraining if you are disabled by illness or injury.
Residential Treatment Facility (Alcoholism and Substance Abuse)
This is an institution that meets all of the following requirements:

•	On-site licensed Behavioral Health Provider 24 hours per day/7 days a week.

•	Provides a comprehensive patient assessment (preferably before admission, but at least upon admission).

•	Is admitted by a Physician.

•	Has access to necessary medical services 24 hours per day/7 days a week.

•	If the member requires detoxification services, must have the availability of on-site medical treatment 24 hours per day/7 days a week, which must be actively supervised by an attending Physician.

•	Provides living arrangements that foster community living and peer interaction that are consistent with developmental needs.

•	Offers group therapy sessions with at least an RN or Masters-Level Health Professional.

•	Has the ability to involve family/support systems in therapy (required for children and adolescents; encouraged for adults).

•	Provides access to at least weekly sessions with a Psychiatrist or psychologist for individual psychotherapy.

•	Has peer oriented activities.

•	Services are managed by a licensed Behavioral Health Provider who, while not needing to be individually contracted, needs to (1) meet the Aetna credentialing criteria as an individual practitioner, and (2) function under the direction/supervision of a licensed psychiatrist (Medical Director).

•	Has individualized active treatment plan directed toward the alleviation of the impairment that caused the admission.

•	Provides a level of skilled intervention consistent with patient risk.

•	Meets any and all applicable licensing standards established by the jurisdiction in which it is located.

•	Is not a Wilderness Treatment Program or any such related or similar program, school and/or education service.

•	Ability to assess and recognize withdrawal complications that threaten life or bodily functions and to obtain needed services either on site or externally.

•	24-hours perday/7 days a week supervision by a physician with evidence of close and frequent observation.

•	On-site, licensed Behavioral Health Provider, medical or substance abuse professionals 24 hours per day/7 days a week.
Residential Treatment Facility (Mental Disorders)
This is an institution that meets all of the following requirements:

•	Has, on-site licensed Behavioral Health Provider 24 hours per day.

•	Provides a comprehensive patient assessment.

•	Provides living arrangements that foster community living and peer interaction that are consistent with developmental needs.

•	Offers group therapy sessions.

•	Has the ability to involve family/support systems in therapy.

•	Provides access to at least weekly sessions with a Psychiatrist or psychologist for individual psychotherapy.

•	Has peer oriented activities.

•	Is managed by a licensed Behavioral Health Provider who functions under the direction and supervision of a psychiatric physician.

•	Has individualized active treatment plan directed toward the alleviation of the impairment that caused the admission.

•	Provides a level of skilled intervention consistent with patient risk.

•	Provides active discharge planning initiated upon admission to the program.

•	Meets any and all applicable licensing standards established by the jurisdiction in which it is located.
R.N.
A registered nurse.
Room and Board
Charges made by an institution for room and board and other medically necessary services and supplies. The charges must be regularly made at a daily or weekly rate.
S (GR-9N 34-095 02) (GR-9N 34-090 01-NY)
Self-injectable Drug(s)
Prescription drugs that are intended to be self-administered by injection to a specific part of the body to treat medical conditions.
Semi-Private Room Rate
The room and board charge that an institution applies to the most beds in its semi-private rooms with 2 or more beds. If there are no such rooms, Aetna will figure the rate based on the rate most commonly charged by similar institutions in the same geographic area.

Skilled Nursing Services
Services that meet all of the following requirements:

•	The services require medical or paramedical training.

•	The services are rendered by an R.N. or L.P.N. within the scope of his or her license.

•	The services are not custodial.
Specialist
A physician who practices in any generally accepted medical or surgical sub-specialty.
Specialist Dentist
Any dentist who, by virtue of advanced training is board eligible or certified by a Specialty Board as being qualified to practice in a special field of dentistry.
Specialty Care
Health care services or supplies that require the services of a specialist.
Specialty Pharmacy Network
A network of pharmacies designated to fill self-injectable drug prescriptions.
Stay
A full-time inpatient confinement for which a room and board charge is made.
Step Therapy
Procedures under which certain prescription drugs will be excluded from coverage, unless a first-line therapy drug(s) is used first by you. The list of step-therapy drugs is subject to change by Aetna or an affiliate. An updated copy of the list of drugs subject to step therapy shall be available upon request by you or may be accessed on the Aetna website at www.Aetna.com/formulary.
Substance Abuse
This is a physical or psychological dependency, or both, on a controlled substance or alcohol agent (These are defined on Axis I in the Diagnostic and Statistical Manual of Mental Disorders (DSM) published by the American Psychiatric Association which is current as of the date services are rendered to you or your covered dependents.) This term does not include conditions not attributable to a mental disorder that are a focus of attention or treatment (the V codes on Axis I of DSM); an addiction to nicotine products, food or caffeine intoxication.
Surgery Center
A freestanding ambulatory surgical facility that meets all of the following requirements:

•	Meets licensing standards.

•	Is set up, equipped and run to provide general surgery.

•	Charges for its services.

•	Is directed by a staff of physicians. At least one of them must be on the premises when surgery is performed and during the recovery period.

•	Has at least one certified anesthesiologist at the site when surgery requiring general or spinal anesthesia is performed and during the recovery period.

•	Extends surgical staff privileges to:
—	Physicians who practice surgery in an area hospital; and

—	Dentists who perform oral surgery.

•	Has at least 2 operating rooms and one recovery room.

•	Provides, or arranges with a medical facility in the area for, diagnostic x-ray and lab services needed in connection with surgery.

•	Does not have a place for patients to stay overnight.

•	Provides, in the operating and recovery rooms, full-time skilled nursing services directed by an R.N.

•	Is equipped and has trained staff to handle emergency medical conditions.
Must have all of the following:
•	A physician trained in cardiopulmonary resuscitation; and

•	A defibrillator; and

•	A tracheotomy set; and

•	A blood volume expander.

•	Has a written agreement with a hospital in the area for immediate emergency transfer of patients.

•	Written procedures for such a transfer must be displayed and the staff must be aware of them.

•	Physicians who do not own or direct the facility.

•	Keeps a medical record on each patient.
T (GR-9N 34-095 01-NY) (GR-9N 34-100 02)
Terminally Ill (Hospice Care)
Terminally ill means a medical prognosis of 6 months or less to live.
Therapeutic Drug Class
A group of drugs or medications that have a similar or identical mode of action or exhibit similar or identical outcomes for the treatment of a disease or injury.
U (GR-9N-S-34-105-01)
Urgent Admission
A hospital admission by a physician due to:

•	The onset of or change in a illness; or

•	The diagnosis of a illness; or

•	An injury.

•	The condition, while not needing an emergency admission, is severe enough to require confinement as an inpatient in a hospital within 2 weeks from the date the need for the confinement becomes apparent.
Urgent Care Provider
This is:

•	A freestanding medical facility that meets all of the following requirements.
—	Provides unscheduled medical services to treat an urgent condition if the person’s physician is not reasonably available.

—	Routinely provides ongoing unscheduled medical services for more than 8 consecutive hours.

—	Makes charges.

—	Is licensed and certified as required by any state or federal law or regulation.

—	Keeps a medical record on each patient.

—	Provides an ongoing quality assurance program. This includes reviews by physicians other than those who own or direct the facility.

—	Is run by a staff of physicians. At least one physician must be on call at all times.

—	Has a full-time administrator who is a licensed physician.

•	A physician’s office, but only one that:
—	Has contracted with Aetna to provide urgent care; and

—	Is, with Aetna’s consent, included in the directory as a network urgent care provider.

•	It is not the emergency room or outpatient department of a hospital.
Urgent Condition
This means a sudden illness; injury; or condition; that:

•	Is severe enough to require prompt medical attention to avoid serious deterioration of your health;

•	Includes a condition which would subject you to severe pain that could not be adequately managed without urgent care or treatment;

•	Does not require the level of care provided in the emergency room of a hospital; and

•	Requires immediate outpatient medical care that cannot be postponed until your physician becomes reasonably available.

Confidentiality Notice
Aetna considers personal information to be confidential and has policies and procedures in place to protect it against unlawful use and disclosure. By “personal information,” we mean information that relates to a member’s physical or mental health or condition, the provision of health care to the member, or payment for the provision of health care or disability or life benefits to the member. Personal information does not include publicly available information or information that is available or reported in a summarized or aggregate fashion but does not identify the member
When necessary or appropriate for your care or treatment, the operation of our health, disability or life insurance plans, or other related activities, we use personal information internally, share it with our affiliates, and disclose it to health care providers (doctors, dentists, pharmacies, hospitals and other caregivers), payors (health care provider organizations, employers who sponsor self-funded health plans or who share responsibility for the payment of benefits, and others who may be financially responsible for payment for the services or benefits you receive under your plan), other insurers, third party administrators, vendors, consultants, government authorities, and their respective agents. These parties are required to keep personal information confidential as provided by applicable law. In our health plans, participating network providers are also required to give you access to your medical records within a reasonable amount of time after you make a request.
Some of the ways in which personal information is used include claim payment; utilization review and management; medical necessity reviews; coordination of care and benefits; preventive health, early detection, vocational rehabilitation and disease and case management; quality assessment and improvement activities; auditing and anti-fraud activities; performance measurement and outcomes assessment; health, disability and life claims analysis and reporting; health services, disability and life research; data and information systems management; compliance with legal and regulatory requirements; formulary management; litigation proceedings; transfer of policies or contracts to and from other insurers, HMOs and third party administrators; underwriting activities; and due diligence activities in connection with the purchase or sale of some or all of our business. We consider these activities key for the operation of our health, disability and life plans. To the extent permitted by law, we use and disclose personal information as provided above without member consent. However, we recognize that many members do not want to receive unsolicited marketing materials unrelated to their health, disability and life benefits. We do not disclose personal information for these marketing purposes unless the member consents. We also have policies addressing circumstances in which members are unable to give consent.
To obtain a copy of our Notice of Privacy Practices, which describes in greater detail our practices concerning use and disclosure of personal information, please call the toll-free Member Services number on your ID card or visit our Internet site at www.aetna.com.

Additional Information Provided by
Booz Allen Hamilton
The following information is provided to you in accordance with the Employee Retirement Income Security Act of 1974 (ERISA). It is not a part of your booklet-certificate. Your Plan Administrator has determined that this information together with the information contained in your booklet-certificate is the Summary Plan Description required by ERISA.
In furnishing this information, Aetna is acting on behalf of your Plan Administrator who remains responsible for complying with the ERISA reporting rules and regulations on a timely and accurate basis.
Name of Plan:
Medical, Dental & Prescription drug plan
Employer Identification Number:

Plan Number:
36-2513686
Type of Plan:
Welfare
Type of Administration:
Group Insurance Policy with:
Aetna Life Insurance Company
151 Farmington Avenue
Hartford, CT 06156
Plan Administrator:
Booz Allen Hamilton
8283 Greensboro Drive
McLean, VA 22102-3838
Telephone Number:
Agent For Service of Legal Process:
Booz Allen Hamilton
8283 Greensboro Drive
McLean, VA 22102-3838
Service of legal process may also be made upon the Plan Administrator
End of Plan Year:
December 31
Source of Contributions:
Employer

Procedure for Amending the Plan:
The Employer may amend the Plan from time to time by a written instrument signed by Plan Administrator.
ERISA Rights
As a participant in the group insurance plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. ERISA provides that all plan participants shall be entitled to:
Receive Information about Your Plan and Benefits
Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts, collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) that is filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, collective bargaining agreements, and copies of the latest annual report (Form 5500 Series), and an updated Summary Plan Description. The Administrator may make a reasonable charge for the copies.
Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
Receive a copy of the procedures used by the Plan for determining a qualified domestic relations order (QDRO) or a qualified medical child support order (QMCSO).
Continue Group Health Plan Coverage
Continue health care coverage for yourself, your spouse, or your dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this summary plan description and the documents governing the Plan for the rules governing your COBRA continuation coverage rights.
Reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health plan, if you have creditable coverage from another plan. You should be provided a certificate of creditable coverage, free of charge, from your group health plan or health insurance issuer when you lose coverage under the Plan, when you become entitled to elect COBRA continuation coverage, when your COBRA continuation coverage ceases, if you request it before losing coverage, or if you request it up to 24 months after losing coverage. Without evidence of creditable coverage, you may be subject to preexisting condition exclusion for 12 months after your enrollment date in your coverage under this Plan. Contact your Plan Administrator for assistance in obtaining a certificate of creditable coverage.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and that of other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforce Your Rights
If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the status of a domestic relations order or a medical child support order, you may file suit in a federal court.
If it should happen that plan fiduciaries misuse the Plan’s money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about your Plan, you should contact the Plan Administrator.
If you have any questions about this statement or about your rights under ERISA, you should contact:
•	the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory; or

•	the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington D.C. 20210.
You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
Statement of Rights under the Newborns’ and Mothers’ Health Protection Act
Under federal law, group health plans and health insurance issuers offering group health insurance coverage generally may not restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a delivery by cesarean section. However, the plan or issuer may pay for a shorter stay if the attending provider (e.g., your physician, nurse midwife, or physician assistant), after consultation with the mother, discharges the mother or newborn earlier.
Also, under federal law, plans and issuers may not set the level of benefits or out-of-pocket costs so that any later portion of the 48-hour (or 96-hour) stay is treated in a manner less favorable to the mother or newborn than any earlier portion of the stay.
In addition, a plan or issuer may not, under federal law, require that you, your physician, or other health care provider obtain authorization for prescribing a length of stay of up to 48 hours (or 96 hours). However, you may be required to obtain precertification for any days of confinement that exceed 48 hours (or 96 hours). For information on precertification, contact your plan administrator.
Notice Regarding Women’s Health and Cancer Rights Act
Under this health plan, coverage will be provided to a person who is receiving benefits for a medically necessary mastectomy and who elects breast reconstruction after the mastectomy for:
(1)	reconstruction of the breast on which a mastectomy has been performed;

(2)	surgery and reconstruction of the other breast to produce a symmetrical appearance;

(3)	prostheses; and

(4)	treatment of physical complications of all stages of mastectomy, including lymphedemas.
This coverage will be provided in consultation with the attending physician and the patient, and will be subject to the same annual deductibles and coinsurance provisions that apply for the mastectomy.
If you have any questions about our coverage of mastectomies and reconstructive surgery, please contact the Member Services number on your ID card.

Continuation of Coverage During an Approved Leave of Absence Granted to Comply With Federal Law
This continuation of coverage section applies only for the period of any approved family or medical leave (approved FMLA leave) required by Family and Medical Leave Act of 1993 (FMLA). If your Employer grants you an approved FMLA leave for a period in excess of the period required by FMLA, any continuation of coverage during that excess period will be subject to prior written agreement between Aetna and your Employer.
If your Employer grants you an approved FMLA leave in accordance with FMLA, you may, during the continuance of such approved FMLA leave, continue Health Expense Benefits for you and your eligible dependents.
At the time you request the leave, you must agree to make any contributions required by your Employer to continue coverage. Your Employer must continue to make premium payments.
If Health Expense Benefits has reduction rules applicable by reason of age or retirement, Health Expense Benefits will be subject to such rules while you are on FMLA leave.
Coverage will not be continued beyond the first to occur of:
•	The date you are required to make any contribution and you fail to do so.

•	The date your Employer determines your approved FMLA leave is terminated.

•	The date the coverage involved discontinues as to your eligible class. However, coverage for health expenses may be available to you under another plan sponsored by your Employer.
Any coverage being continued for a dependent will not be continued beyond the date it would otherwise terminate.
If Health Expense Benefits terminate because your approved FMLA leave is deemed terminated by your Employer, you may, on the date of such termination, be eligible for Continuation Under Federal Law on the same terms as though your employment terminated, other than for gross misconduct, on such date. If the group contract provides any other continuation of coverage (for example, upon termination of employment, death, divorce or ceasing to be a defined dependent), you (or your eligible dependents) may be eligible for such continuation on the date your Employer determines your approved FMLA leave is terminated or the date of the event for which the continuation is available.
If you acquire a new dependent while your coverage is continued during an approved FMLA leave, the dependent will be eligible for the continued coverage on the same terms as would be applicable if you were actively at work, not on an approved FMLA leave.
If you return to work for your Employer following the date your Employer determines the approved FMLA leave is terminated, your coverage under the group contract will be in force as though you had continued in active employment rather than going on an approved FMLA leave provided you make request for such coverage within 31 days of the date your Employer determines the approved FMLA leave to be terminated. If you do not make such request within 31 days, coverage will again be effective under the group contract only if and when Aetna gives its written consent.
If any coverage being continued terminates because your Employer determines the approved FMLA leave is terminated, any Conversion Privilege will be available on the same terms as though your employment had terminated on the date your Employer determines the approved FMLA leave is terminated.